UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.       )

Filed by the Registrant
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Filed by a Party other than the Registrant
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under Rule 14a-12

ATLANTIC UNION BANKSHARES CORPORATION
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)
Payment of Filing Fee (Check the appropriate box):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Richmond, Virginia
March 21, 2023
Dear Fellow Shareholders:
You are cordially invited to attend the 2023 annual meeting of shareholders of Atlantic Union Bankshares Corporation to be held on Tuesday, May 2, 2023 at 10:00 a.m., Eastern Time. Our meeting will be held in a virtual-only format conducted via a live audio webcast at https://meetnow.global/M7S5RYS. You will be able to participate in the virtual annual meeting online, vote your shares electronically during the meeting, and submit questions prior to and during the meeting. You will not be able to attend the meeting in person.
For more information on how to attend the annual meeting, please see the instructions in the accompanying proxy statement, beginning on page 73.
At the annual meeting, shareholders will be asked to:
1.
elect 12 directors to serve until the 2024 annual meeting of shareholders;

2.
ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023;

3.
approve the compensation of our named executive officers (an advisory, non-binding “Say on Pay” resolution);

4.
vote on the frequency of future “Say on Pay” resolutions (an advisory, non-binding “Say on Frequency” resolution); and

5.
transact any other business that may properly come before the meeting or any adjournments or postponements of the meeting.

At the annual meeting, we will also report on our condition and performance in 2022, and you will have an opportunity to submit questions.
Your vote is very important. I encourage you to read our 2023 proxy statement, our 2022 annual report to shareholders, and the other proxy materials. Please submit your proxy as soon as possible by internet, telephone, or mail to ensure your vote is represented at the annual meeting, regardless of whether you plan to attend the meeting.
We value your continued support and loyalty. Thank you.
Very truly yours,
John C. Asbury
President and Chief Executive Officer

Atlantic Union Bankshares Corporation
1051 East Cary Street, Suite 1200
Richmond, Virginia 23219

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date and Time: Tuesday, May 2, 2023, at 10:00 a.m., Eastern Time	Live Audio Webcast: https://meetnow.global/M7S5RYS
Matters to be Voted on:
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Electing 12 directors to serve until the 2024 annual meeting of shareholders;

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A proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023;

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A proposal to approve the compensation of our named executive officers (an advisory, non-binding “Say on Pay” resolution);

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A proposal on the frequency of future “Say on Pay” resolutions (an advisory, non-binding “Say on Frequency” resolution); and

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Any other business that may properly come before the meeting or any adjournments or postponements of the meeting.

Record Date:
Our common shareholders, as of the close of business on March 8, 2023, are entitled to notice of and to vote at the annual meeting and any adjournments or postponements of the meeting.
Your Vote is Very Important:
Our annual meeting will be held solely by means of remote communication via a live audio webcast. You will be able to participate in the virtual annual meeting online, vote your shares electronically during the meeting, and submit questions prior to and during the meeting. You will not be able to attend the meeting in person.
Please submit your proxy as soon as possible by internet, telephone, or mail to ensure your representation at the annual meeting, regardless of whether you plan to attend the meeting. Please refer to the discussion beginning on page 70 of the proxy statement for information on how to vote your shares and attend our annual meeting virtually.
By Order of the Board of Directors,
Rachael R. Lape
General Counsel/Corporate Secretary
March 21, 2023
Important Notice Regarding the Availability of Proxy Materials for the 2023 Annual Meeting to be Held on May 2, 2023. Our 2023 proxy statement, 2022 annual report to shareholders and Form 10-K (the “annual report to shareholders”) and proxy card are available online at www.envisionreports.com/AUB.

PROXY STATEMENT

GENERAL

The Board of Directors (the “Board”) of Atlantic Union Bankshares Corporation is furnishing you with this proxy statement to solicit proxies on its behalf to be voted at our 2023 annual meeting of shareholders, or any adjournments or postponements of the meeting. As used in this proxy statement, the terms “the Company,” “we,” “us” and “our” refer to Atlantic Union Bankshares Corporation and its subsidiaries. Additionally, references to the “Bank” refer to Atlantic Union Bank.
Proxy Materials
We mailed to most of our shareholders a Notice of Internet Availability of our Proxy Materials (the “Notice of Internet Availability”) with instructions on how to access our proxy materials over the Internet and how to vote. The Notice of Internet Availability or, in some cases, this proxy statement, and the accompanying form of proxy, was first mailed to shareholders on or about March 21, 2023. By furnishing proxy materials over the Internet, we are able to reduce the printing and mailing costs of this solicitation and help conserve natural resources. If you receive the Notice of Internet Availability but would still like to receive paper copies of the proxy materials, please follow the instructions on the Notice of Internet Availability.
Website
Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

PROXY STATEMENT SUMMARY

Voting Your Shares
You may vote at the meeting if you were a common shareholder as of the close of business on March 8, 2023.
Online Before the Meeting www.envisionreports.com/AUB, or at the website indicated on the materials provided by your broker	By Mail Complete, sign, date, and return your proxy card in the envelope provided
By Telephone Call the telephone number located on the top of your proxy card	Online During the Meeting Attend our annual meeting virtually by logging into the virtual meeting website and vote by following the instructions provided on the website
If you are a beneficial (or street name) holder and you would like to vote during the meeting, you must obtain a legal proxy from your bank, broker or other nominee and submit it to our transfer agent in advance of the meeting. See “Voting and Other Information” beginning on page 70 for more information.
Proposals For Your Vote		Board Voting Recommendation	Page
1.	Election of 12 directors	“FOR” each nominee	3
2.	Ratification of the appointment of our independent registered public accounting firm for 2023	“FOR”	10
3.	Approving the compensation of our named executive officers (an advisory, non-binding “Say on Pay” resolution)	“FOR”	11
4.	Voting on the frequency of future “Say on Pay” resolutions (an advisory, non-binding “Say on Frequency” resolution)	“Every Year”	12
Attending our Annual Meeting
To attend, vote, and submit questions during our annual meeting, visit https://meetnow.global/M7S5RYS and enter the control number found on your Notice of Internet Availability or on your proxy card. If you do not have a control number, you may still attend the meeting as a guest in listen-only mode, but you will not be able to vote your shares or otherwise participate in the meeting. If you hold your shares in street name through a bank, broker, or other nominee, you must register in advance of the meeting to vote and ask questions during the meeting. See “Attending Our Annual Meeting” beginning on page 73 for more information.
The live audio webcast of the meeting will begin promptly at 10:00 a.m., Eastern Time. We encourage you to access the meeting 15 minutes before the start time. If you experience technical difficulties, you can use the technical resources available on the virtual meeting website at https://meetnow.global/M7S5RYS or contact investor.relations@atlanticunionbank.com. If we experience technical issues in convening or hosting the meeting, we will promptly post information on the Investor Relations > Company Info > Annual Reports & Proxy section of our website at www.atlanticunionbank.com, including when the meeting will be reconvened.

PROPOSAL 1—ELECTION OF 12 DIRECTORS

Before our 2020 annual meeting of shareholders, we had a classified board that was divided into three classes with each class serving staggered three-year terms. At our 2020 annual meeting, our common shareholders approved an amendment to our articles of incorporation that phased in the elimination of our classified board structure, and provided for the annual election of all directors beginning at our 2023 annual meeting of shareholders. Accordingly, this annual meeting is our first election of directors at which all of our directors will be elected to serve a one-year term to expire at our 2024 annual meeting of shareholders or until his or her successor is duly elected and qualified.
Our Board is presenting the following 12 nominees for election as directors at our 2023 annual meeting. All nominees currently serve as directors on our Board and the board of directors of the Bank. Each director nominee has consented to being named in this proxy statement and to serving as a director if elected. If any nominee is unable to stand for election for any reason, the shares represented at our annual meeting may be voted for another candidate proposed by our Board, or our Board may choose to reduce its size.
Nominee	Age	Principal Occupation	Director Since	Independent Director	Committee Membership (C = Chair)
John C. Asbury	57	President of the Company; CEO of the Company and Bank	2016	No	Executive
Patrick E. Corbin	68	Managing Shareholder of Corbin & Company, P.C., an accounting firm	2018	Yes	Audit (C), Executive, Trust
Heather M. Cox	52	Former Chief Digital Health and Analytics Officer at Humana Inc.	2022	Yes	Audit
Rilla S. Delorier	56	Former EVP and Chief Strategy and Digital Transformation Officer at Umpqua Bank	2022	Yes	Risk
Frank Russell Ellett	56	President of Excel Truck Group	2019	Yes	Audit, Compensation, Risk
Patrick J. McCann	66	Former CFO of University of Virginia Foundation	2004	Yes	Audit, Executive, Nominating and Corporate Governance
Thomas P. Rohman	68	Senior Partner at McGuireWoods, LLP, a law firm	2013	Yes	Compensation, Nominating and Corporate Governance, Risk
Linda V. Schreiner	63	Former SVP of Markel Corporation	2012	Yes	Compensation (C), Nominating and Corporate Governance
Thomas G. Snead, Jr.	69	Former President and CEO of Wellpoint Inc., Southeast Region	2018	Yes	Nominating and Corporate Governance (C), Risk
Ronald L. Tillett	67	Managing Director and Head, Mid-Atlantic Public Finance at Raymond James & Associates, Inc.	2003	Yes	Executive (C)
Keith L. Wampler	65	Partner at PBMares, LLP, an accounting and consulting firm	2014	Yes	Risk (C), Trust
F. Blair Wimbush	67	Former Chief Real Estate and Corporate Sustainability Officer of Norfolk Southern Corporation	2018	Yes	Compensation, Executive, Trust (C)

Board Size
Our bylaws provide that the number of directors on the Board will be fixed from time to time by the Board. The Board’s current size is fixed at 12 directors and may change in the future.
Identifying and Evaluating Director Candidates
Our Board regularly reviews and evaluates its size and composition. Our Nominating and Corporate Governance Committee is responsible for identifying and recommending director candidates to our Board for nomination. The Board, in coordination with the Nominating and Corporate Governance Committee, also considers Board succession planning and committee membership. Our Nominating and Corporate Governance Committee uses a variety of methods for identifying potential director candidates, including third-party search firms, and will also consider candidates proposed by directors, management and by our shareholders.
When considering a candidate for membership on the Board, the Nominating and Corporate Governance Committee evaluates the collective contribution of qualifications, skills, and experience of Board nominees. The goal of that evaluation is to ensure that the Board, as a whole, possesses the necessary qualifications, skills, and experience relevant to the Company for effective oversight.
The Nominating and Corporate Governance Committee seeks directors who:
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demonstrate integrity, accountability, informed judgment, financial literacy, and vision;

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encompass a range of talent, skill and expertise sufficient to provide sound and prudent guidance, which would be of assistance to management in operating our business;

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can devote the necessary time to discharge their duties; and

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are prepared to represent the interests of all of our shareholders and not just one particular constituency.

The Nominating and Corporate Governance Committee and the Board also believe it is important to have directors from various backgrounds and professions in order to ensure that the Board has a wealth of experiences to inform its decisions. Consistent with this philosophy, the Nominating and Corporate Governance Committee and the Board, believe that diversity contributes to the overall effectiveness of the Board. The Nominating and Corporate Governance Committee members generally conceptualize diversity expansively to include, without limitation, concepts such as race, gender, ethnicity, sexual orientation, education, age, work experience, professional skills, geographic location and other qualities or attributes that contribute to Board heterogeneity.
In 2022, the Nominating and Corporate Governance Committee retained a third-party search firm to assist it in identifying potential Board candidates who meet our qualification and experience requirements and, for the candidates identified by the search firm, to compile and evaluate information regarding each candidate’s qualifications, experience, and education. In its work with the third-party search firm, the Nominating and Corporate Governance Committee emphasized the importance of diversity by requesting that the firm prioritize the inclusion of diverse candidates in its consideration of potential directors. Through this engagement, our third-party search firm identified both Ms. Cox and Ms. Delorier as nominees.
With respect to incumbent directors considered for re-election, in addition to the foregoing factors, the Nominating and Corporate Governance Committee also assesses each director’s performance, contribution, level of engagement, and meeting attendance record. See “Board and Committee Evaluations” on page 23 for additional information on the Board’s self-evaluation process.

Key Statistics About Our Director Nominees
Biographical Information of Our Director Nominees
Set forth below are each nominee’s name, age as of the date of this proxy statement, principal occupation, business experience, and U.S.-listed public company directorships held during the past five years. We also discuss the qualifications, attributes, and skills that led our Board to nominate each nominee for election as a director.
John C. Asbury
Age 57 | Director Since 2016 | Richmond, Virginia
Mr. Asbury has been Chief Executive Officer of the Company since January 2017, and President of the Company since October 2016. He also serves as Chief Executive Officer of the Bank, a position he has held since October 2016, and he previously served as President of the Bank from October 2016 until September 2017 and May 2018 until September 2018. Before joining us, he served as President and Chief Executive Officer of First National Bank of Santa Fe from February 2015 until August 2016. Before that, he served as Senior Executive Vice President and Head of the Business Services Group at Regions Bank from May 2010 until July 2014, after joining Regions Bank in March 2008 as Business Banking Division Executive. Mr. Asbury also served as a Senior Vice President at Bank of America in a variety of roles. Mr. Asbury received his B.S. degree in Business from Virginia Polytechnic Institute and State University (“Virginia Tech”) and his M.B.A. from The College of William & Mary.
Mr. Asbury’s extensive executive-level experience in the banking industry and his knowledge of our business allow him to contribute substantially to our Board.
Patrick E. Corbin
Age 68 | Director Since 2018 | Chesapeake, Virginia
Mr. Corbin is a Managing Shareholder of Corbin & Company, P.C., an accounting firm, a position he has held since 1983, and he has been a certified public accountant since 1979. He is a member of a number of professional organizations, including the American Institute of Certified Public Accountants, the Virginia Society of Certified Public Accountants, and the Tidewater Chapter of the Virginia Society of Certified Public Accountants. He is a director and past chairman of the Chesapeake Alliance, and was designated as “Super CPA” by Virginia Business magazine in the fields of litigation support and business valuation for the years 2002 to 2012. He served as Chairman of the Board of Directors of Xenith Bankshares, Inc. (“Xenith”) and was a director of Xenith from 2009 until we acquired Xenith in 2018. Mr. Corbin received his B.S. degree in Accounting from Virginia Tech.
Mr. Corbin’s extensive financial and risk management experience, as well as his background as a board member of publicly held financial institutions and as Chairman of Xenith Bank, allow him to contribute substantially to our Board.

Heather M. Cox
Age 52 | Director Since 2022 | Alexandria, Virginia | Other Public Company Boards: NRG Energy, Inc.
Ms. Cox is the former Chief Digital Health and Analytics Officer at Humana Inc., a health insurance company, a position she held from August 2018 until December 2022. Before that, she served as Executive Vice President, Chief Technology & Digital Officer of United Services Automobile Association, Inc., a diversified financial services group of companies, from October 2016 to March 2018. She served as Chief Executive Officer of Citi FinTech of Citigroup, Inc. from November 2015 to September 2016, and as Chief Client Experience, Digital and Marketing Officer, of the Global Consumer Bank of Citigroup, Inc. from April 2014 to November 2015. Before that, she served in various positions at Capital One Financial Corporation for six years, most recently as its Executive Vice President, U.S. Card Operations from August 2011 to August 2014, and she served in various managerial and executive roles at E*Trade Financial over a period of ten years. She serves on the boards of NRG Energy, Inc., a publicly held company, a position she has held since March 2018 and Gryphon Digital Mining, a privately held company, a position she has held since January 2023. Ms. Cox received her B.A. degree in Economics from University of Illinois at Urbana-Champaign.
Ms. Cox’s extensive experience as a technology executive, particularly her experience with digital transformations, enterprise analytics, innovation, and shaping customer and digital experience, allow her to contribute substantially to our Board.
Rilla S. Delorier
Age 56 | Director Since 2022 | Portland, Oregon | Other Public Company Boards: Coastal Financial Corporation
Ms. Delorier is the former Executive Vice President (“EVP”) and Chief Strategy and Digital Transformation Officer at Umpqua Bank, a position she held from 2017 until 2020. Before that, she held various roles at SunTrust Bank from 2006 until 2016, including EVP, Retail Bank, Chief Marketing Officer, and Wealth Management Marketing Director. She served as Chief Marketing Officer at PNC Advisors and as EVP of Customer Strategy at PNC Bank from 1999 to 2006. She has served on the boards of Central City Concern since 2018 and NYMBUS since November 2020. She also serves on the board of Coastal Financial Corporation, a publicly held company, a position she has held since November 2020, where she also serves on the audit and compensation committees. Ms. Delorier received her B.S. in Marketing and Management from the University of Virginia and her M.B.A. from Harvard Business School.
Ms. Delorier’s experience in the banking industry, particularly with product development, operations, cyber-security practices, strategic partnerships, and analytics, allows her to contribute substantially to our Board.
Frank Russell Ellett
Age 56 | Director Since 2019 | Roanoke, Virginia
Mr. Ellett is the President of Excel Truck Group, a dealer and distributor for Freightliner and Mack trucks and Wabash National trailers with offices in Virginia, North Carolina and South Carolina, a position he has held since 1997. Before that he served in a variety of roles at Norfolk Southern Corporation from 1993 to 1997. He was a Supply Corps officer in the United States Navy from 1989 to 1991. He is the past Chairman of the Business Council of the Roanoke/Blacksburg Region, a board member of the Virginia Trucking Association, a past board member of the South Carolina Trucking Association, a past board member and former Board chairman of North Cross School, Vice Chairman of the Virginia Western Community College Foundation Board, and board member of the Virginia Foundation For Independent Colleges. Mr. Ellett received his B.A. in English from the University of Virginia and his M.B.A. from the Darden School of Business at the University of Virginia.
Mr. Ellett’s executive-level experience running a multi-state business and his strong connections to Virginia allow him to contribute substantially to our Board.

Patrick J. McCann, Vice Chairman of the Board
Age 66 | Director Since 2004 | Charlottesville, Virginia
Mr. McCann is the former Chief Financial Officer of University of Virginia Foundation, a position he held from 2009 to 2020. Before that, he served as a Senior Finance Executive for Bank of America-Florida Division from 1998 to 2000. He held positions with Barnett Banks, Inc., including as Corporate Director of Finance from 1996 to 1998 and Corporate Controller and Chief Accounting Officer from 1992 to 1996. Mr. McCann received his B.S. degree in accounting from Florida State University.
Mr. McCann’s extensive experience in financial management and accounting both within and outside of the banking industry allow him to contribute substantially to our Board.
Thomas P. Rohman
Age 68 | Director Since 2013 | Midlothian, Virginia
Mr. Rohman is a Senior Partner at McGuireWoods, LLP, a global law firm headquartered in Richmond, Virginia, where he has practiced law since 1983. He serves as Chairman of the board of directors of Carpenter Co., an international producer of comfort cushioning products, and as a director of Estes Express Lines, a national Less Than Truckload (LTL) freight shipping company, Lansing Building Products, Inc., a national supplier of exterior building products, and Ukrop’s Threads, a custom apparel and uniform manufacturer. He also serves as Chairman of the board of directors of Feed More, Inc., a hunger relief organization operating the central Virginia food bank, Meals on Wheels, and Community Kitchen. Mr. Rohman is also a certified public accountant. Mr. Rohman received his undergraduate degree from the University of Notre Dame, his J.D. from Michigan State University College of Law, and his LL.M. from New York University School of Law.
Mr. Rohman’s leadership positions offer broad experience with complex businesses and an excellent perspective on strategic planning and risk management, and his legal and financial backgrounds bring to the Board experience and expertise in legal issues and corporate governance.
Linda V. Schreiner
Age 63 | Director Since 2012 | Richmond, Virginia
Ms. Schreiner is a former Senior Vice President of Markel Corporation, a financial holding company with specialty insurance and reinsurance and venture businesses, a position she held from 2016 until 2022. Before that, she served as Senior Vice President of MeadWestvaco, a global packaging company, from 2000 to 2016. She was a Senior Manager, Strategy Consulting of Arthur D. Little, Inc. from 1998 to 2000, and served as Vice President of Signet Banking Corporation from 1988 to 1998. She served as a member of the Darden School of Business Corporate Advisory Board at the University of Virginia from 2014 to 2017, and she has served as Chair of the Board of Directors of Virginia War Memorial Foundation from 2020 to 2022, and as a member of their board since 2009. She was the past President of ChildSavers’ board of directors from 2014 to 2016 and a member of that board since 2008 and a member of ChildSavers’ Endowment Board since 2016. She served as a member of The Richmond Forum board of directors since 2019 and the NextUp board of directors since 2020. She served as a member of the Executive Committee of Venture Richmond from 2006 to 2014, as Vice Chairman of the board of directors for the Virginia Commonwealth University (“VCU”) Rice Center until 2012, and as a member of that board from 2008 to 2012. Ms. Schreiner received her B.A. degree from the University of Georgia and M. Ed. from the University of Vermont.
Ms. Schreiner’s extensive human resources strategy, communications and leadership experience at large public companies allows her to contribute substantially to our Board.

Thomas G. Snead, Jr.
Age 69 | Director Since 2018 | Richmond, Virginia | Other Public Company Boards: Tredegar Corporation
Mr. Snead is the former President and Chief Executive Officer of Wellpoint Inc., Southeast Region, a managed care and health insurance company, a position he held from December 2004 until January 2006. Before that, he served as President of Anthem Southeast, a subsidiary of Anthem, Inc. from July 2002 to December 2004. He served as Chairman and Chief Executive Officer of Trigon Healthcare, Inc. (“Trigon”), a managed healthcare company from April 2000 until July 2002, and served in other various positions for Trigon, including President, Chief Executive Officer, Chief Operating Officer, Senior Vice President and Chief Financial Officer, as well as a director. He serves on the board of directors of Tredegar Corporation, a publicly held company, where he serves on the audit committee as chairman, and on the boards of directors of CSA Medical, Inc., a privately-held medical device company, and VCU School of Business Foundation. He served as a director of Xenith from July 2016 until we acquired Xenith in 2018. He served as the Chairman of the Xenith board before its merger with Hampton Roads Bankshares, Inc. (“Legacy Xenith”) and had served as a director of Legacy Xenith since May 1, 2013. Mr. Snead received his B.S. degree in Accounting from VCU.
Mr. Snead’s extensive executive, financial and operations experience at a complex and highly regulated public company, as well as his background in corporate strategy, finance, accounting and operations, allow him to contribute substantially to our Board.
Ronald L. Tillett, Chairman of the Board
Age 67 | Director Since 2003 | Midlothian, Virginia
Mr. Tillett is a Managing Director and Head of Mid-Atlantic Public Finance at Raymond James & Associates, Inc., a position he has held since 2001. Before that, he served as the Secretary of Finance of the Commonwealth of Virginia from 1996 to 2001, and as State Treasurer of the Commonwealth of Virginia from 1991 to 1996. He has been a member of the Christopher Newport University Foundation since 2016, a member of the Board of Trustees of the Wason Center for Civic Leadership, and a member of the Commonwealth Debt Capacity Advisory Committee since 2010. He has also been a member of the Board of Trustees of the National Institute of Public Finance, Pepperdine University since 2014. He holds FINRA Series 7, 50, 52, 53, 54, 63, 79, 99 securities licenses and has passed the SEC Securities Industry Examination. Mr. Tillett received his B.S. degree from VCU.
Mr. Tillett’s extensive experience in debt issuances, management, and the investment practices and policies of public entities, as well as his experience in public service as State Treasurer and Secretary of Finance of the Commonwealth of Virginia allow him to contribute substantially to our Board.
Keith L. Wampler
Age 65 | Director Since 2014 | Fredericksburg, Virginia
Mr. Wampler is a Partner at PBMares, LLP, a regional certified public accounting and consulting firm with thirteen offices in Virginia, Maryland and North Carolina, a position he has held since 1990, and he also served as Chairman of the firm’s board of directors from 2013 until 2022. Before that, he served as a managing partner of PBMares’ predecessor firm from 2001 to 2012. He is an advisory member of the board of directors of Hilldrup, a private company, a founding board member of the Community Foundation of the Rappahannock River Region, and former member of the board of directors of StellarOne Bank. Mr. Wampler received his B.S. degree from Bridgewater College.
Mr. Wampler’s extensive experience in business valuations and consulting services and involvement with sales, mergers and acquisitions of numerous companies allow him to contribute substantially to our Board.

F. Blair Wimbush
Age 67 | Director Since 2018 | Virginia Beach, Virginia
Mr. Wimbush is the former Chief Real Estate and Corporate Sustainability Officer of Norfolk Southern Corporation (“Norfolk Southern”), a transportation company, a position he held from November 2007 to May 2015. Before that, he served in other positions with Norfolk Southern, including as Vice President—Real Estate from 2004 to 2007 and as Senior General Counsel, General Counsel—Operations and in other legal positions from 1980 to 2004. He is a member of the boards of Lifenet Health, Inc., the Virginia Environmental Endowment, and the University of Virginia Law School Foundation, where he served formerly as the Chairman. He is also the former Commissioner and Vice Chairman of the Virginia Port Authority.
Mr. Wimbush received a B.A. in political science from the University of Rochester, and a J.D. from the University of Virginia School of Law. He attended the Norfolk Southern Management Development program, Duke University Fuqua School of Business and completed the Advanced Management Program at the Harvard Business School.
Mr. Wimbush’s extensive experience in a highly regulated industry with a focus on development and implementation of sustainability principles and strategy, management of regulatory and risk mitigation matters, and policy development, as well as his background practicing law in areas of real estate development, antitrust, environmental and safety allow him to contribute substantially to our Board.
✔	Our Board recommends you vote “FOR” each of the 12 nominees listed above for election as a director.
Retirement Policy
Our bylaws provide that no director may serve on the Board after the annual meeting following his or her 72nd birthday, other than those directors the Board has determined to be exempt from the mandatory retirement provision. There are currently no directors who are exempt from the mandatory retirement provision. The Board believes a mandatory retirement age of 72 allows valuable, experienced directors with deep knowledge of our operations and a thorough understanding of our history, policies and objectives to serve without unnecessary early retirement.
Resigning and Retiring Directors
On August 18, 2022, Jan S. Hoover notified the Company of her resignation from the Board of Directors of the Company and the Bank effective August 18, 2022. Ms. Hoover had served as a director of the Company and the Bank since 2014. On December 25, 2022, Daniel I. Hansen notified the Company of his retirement from the Board of Directors of the Company and the Bank effective December 31, 2022. Mr. Hansen had served as a director of the Company and the Bank since 2007. We are grateful for Ms. Hoover’s and Mr. Hansen’s strategic insight and contributions during their many years of service on the Board.

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of our independent registered public accounting firm. The Audit Committee engages in an annual evaluation of the independent registered public accounting firm’s qualifications, assessing a wide variety of factors. The Audit Committee also considers whether there should be periodic rotation of the independent registered public accounting firm.
After assessing the performance and independence of Ernst & Young LLP (“EY”), our current independent registered public accounting firm, the Audit Committee believes it is in the best interests of the Company and its shareholders to retain EY. The Audit Committee has appointed EY as the independent registered public accounting firm to audit our financial statements for the year ending December 31, 2023. The Audit Committee seeks shareholder ratification of this appointment. EY has served as our independent registered public accounting firm since 2015.
A representative from EY is expected to attend the annual meeting, will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.
If our shareholders do not ratify the appointment of EY at the annual meeting, we currently contemplate that EY’s appointment for 2023 will continue unless the Audit Committee finds other compelling reasons for making a change. However, the Audit Committee will take this vote into consideration for the selection of our independent registered public accounting firm for 2024.
✔	Our Board recommends you vote “FOR” the ratification of the appointment of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

PROPOSAL 3—APPROVING OUR NAMED EXECUTIVE OFFICER COMPENSATION (AN ADVISORY, NON-BINDING SAY ON PAY RESOLUTION)

Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires a separate and advisory (non-binding) shareholder vote to approve the compensation of our named executive officers disclosed in this proxy statement. This proposal, commonly known as a “Say on Pay” proposal, gives shareholders the opportunity to endorse or not endorse a company’s executive pay program. At our 2017 annual meeting of shareholders, our shareholders voted to conduct a Say on Pay vote every year, as recommended by our Board. Accordingly, each year, we provide our shareholders with the opportunity to cast an advisory (non-binding) vote on the compensation of our named executive officers as disclosed in this proxy statement under the heading “Compensation Discussion and Analysis,” the tabular disclosure regarding named executive officer compensation and the accompanying narrative disclosure.
We believe our compensation policies and procedures are strongly aligned with the long-term interests of our shareholders. Because your vote is advisory, it will not be binding on our Board. However, our Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. The next Say on Pay vote is expected to take place at our 2024 annual meeting of shareholders.
Our shareholders are being asked to approve the following resolution:
“RESOLVED, that the shareholders of Atlantic Union Bankshares Corporation approve, on an advisory basis, the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the tabular disclosure regarding named executive officer compensation and the accompanying narrative disclosure in this proxy statement.”
✔	Our Board recommends you vote “FOR” the approval of the Say on Pay resolution set forth above.

PROPOSAL 4—VOTING ON THE FREQUENCY OF FUTURE SAY ON PAY RESOLUTIONS (AN ADVISORY, NON-BINDING SAY ON FREQUENCY RESOLUTION)

Section 14A of the Exchange Act provides our shareholders with an opportunity to recommend how frequently we should conduct future advisory Say on Pay votes on the compensation of our named executive officers (such as the vote in Proposal 3 above). Under these rules, our shareholders may tell us whether they prefer to hold a Say on Pay vote every year, every two years, or every three years. This is commonly known as a “Say on Frequency” proposal.
Our Board believes that continuing to conduct an advisory Say on Pay vote annually is the most appropriate policy for our Company. This frequency will enable our shareholders to provide timely feedback on our compensation program based on the most recent information presented in our proxy statement.
This vote is an advisory (non-binding) vote only. Shareholders can choose one of four options for this proposal: every year; every two years; every three years; and abstain.
Because your vote is advisory, it will not be binding upon our Board. Our Board, however, values the opinions expressed by shareholders in their votes on this proposal and will consider the outcome of this vote when determining the frequency of future Say on Pay votes. We anticipate that the next vote on a Say on Frequency proposal will occur at our 2029 annual meeting of shareholders.
✔	Our Board recommends you vote for a frequency of “EVERY YEAR” for future Say on Pay resolutions.

OUR CULTURE

Purpose and Core Values
Our culture is defined by our purpose to enrich the lives of the people and the communities we serve. Our core values guide our actions to further this purpose and shape how we come together to meet our various stakeholder needs and expectations. Our core values serve as the foundation for how we behave and operate as an organization and will influence our future success.
Our core values include being:
Caring. Working together toward common goals, acting with kindness, respect and a genuine concern for others
Courageous. Speaking openly, honestly and accepting our challenges and mistakes as opportunities to learn and grow
Committed. Driven to help our clients, teammates and Company succeed, doing what is right and accountable for our actions
Additionally, our commitment to diversity, equity and inclusion plays a fundamental role in defining our culture. We embrace diversity of thought and identity to better serve our stakeholders and achieve our purpose. We strive to cultivate an inclusive and welcoming workplace where teammate and customer perspectives are valued and respected.
Environmental, Social and Governance (“ESG”) Practices
Our Board actively oversees current and emerging environmental, corporate social responsibility, and governance matters that are relevant to our business, operations, or that are otherwise pertinent to us and our shareholders, teammates, customers, and parties with whom we do business. This begins with our management-level ESG Steering Committee, comprised of senior leaders from our major business functions, including our CEO, CFO, General Counsel, Chief Human Resources Officer, Chief Risk Officer, and CRA Officer, who are actively engaged in managing our ESG approach and governance. This committee met four times in 2022, and regularly reports on our ESG activities and emerging ESG opportunities and risks to the Board.
Corporate Social Responsibility Report
In 2023, we published our inaugural Corporate Social Responsibility Report setting forth our ESG accomplishments for 2022. A copy of this report is available on the Investor Relations > ESG section of our website at www.atlanticunionbank.com, which report is not be deemed to be a part of, or incorporated by reference into, this proxy statement.
Some of our key ESG accomplishments and practices in 2022 are noted below.

Teammate Benefits and Work Environment

We use the term “teammates” to describe our employees because we view the Company as a team. We view our teammates’ experience holistically, and we strive to reward high performance and achievement, provide opportunity for professional growth, create a positive and engaging work environment, and focus on each teammate’s wellbeing.
In addition to offering competitive health plans, generous paid time off and robust retirement plans, we:
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conduct annual anonymous teammate surveys to evaluate our culture and assess teammate engagement, innovation, trust and commitment, along with additional surveys to get feedback on timely or important workforce issues;

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established a teammate advisory group with teammates across different levels and business/functional areas to provide feedback on our culture, programs, benefits, policies, and other issues;

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provide teammates with professional development and skills training on a wide range of topics through our electronic learning platform, which includes e-learning, job aids, videos, instructor-led, and on-the-job practice supported by trained mentors;

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offer an Employee Stock Ownership Plan that allows eligible teammates to acquire shares of our common stock; and

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encourage our teammates’ professional development and reimburse eligible tuition expenses up to an annual limit.

Diversity, Equity and Inclusion

We are committed to hiring diverse talent, fostering an inclusive environment, promoting people on their merits, and treating everyone with respect and dignity. We believe that a diverse workforce is important to our success. As of December 31, 2022, approximately 65% of our teammates were women and approximately 23% of our teammates self-identified as minorities. To support diversity, equity and inclusion efforts, we:
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maintain equal employment opportunity, anti-discrimination and anti-harassment policies that prohibit discrimination based on protected classifications and require that all teammates treat each other with respect;

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maintain an online portal that allows teammates to raise workplace concerns and complaints anonymously and related policies and procedures that seek to ensure appropriate, retaliation-free handling of workplace concerns and complaints;

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established a Diversity, Equity and Inclusion Council led by the Bank’s President and includes a cross-functional group of teammates from diverse backgrounds, that manages our efforts to create a more diverse, equitable, and inclusive workplace;

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require teammates to participate in e-learning courses created by external experts in workplace diversity, inclusion, and sensitivity, to educate teammates on issues such as cultural sensitivity and unconscious bias;

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established a Summer Diversity Internship Program and partner with historically black colleges and universities within our footprint to seek to introduce more diversity to banking;

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provide financial support to organizations within our communities that promote diversity, equity and inclusion;

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seek to identify and develop partnerships with business enterprises that are majority owned, operated and controlled by minorities, women, LGBTQ+ individuals, veterans, service-disabled veterans, and people with disabilities, as well as small and disadvantaged business enterprises; and

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established Employee Resource Groups, in which we welcome all teammates and allies to join, including the Women’s Inclusion Network; Allies of Individuals Differently Abled; AUB Gets Vets; and Black Teammates United in Leadership and Development, all of which offer professional development opportunities such as mentoring, skill building and partnering to acquire talent and meet business goals.

Governance

We believe that sound and effective corporate governance is the foundation on which to build our corporate culture and communicate our commitment to our core values. Our strong corporate governance policies and practices support our efforts to continue to enhance the value we create for our teammates, shareholders, customers and communities. By way of example, we have implemented a number of corporate governance actions to reflect best governance practices, including those listed below and as further detailed in this proxy statement:
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Our directors represent a well-rounded variety of skills, knowledge, experience, and perspectives.

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We separate the roles of Chief Executive Officer and Chairman.

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We have a majority vote standard for uncontested director elections, as well as a Director Resignation Policy that requires any incumbent director nominee who fails to receive a majority of the votes cast to submit an offer of resignation to the Chairman, and the Board, after reviewing the recommendation of the Nominating and Corporate Governance Committee, will determine whether to accept, reject, or take other action with respect to the resignation.

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At least four times per year, our independent directors hold an executive session without management present.

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Our Board has a robust annual self-evaluation process, overseen by our Nominating and Corporate Governance Committee, in which our directors evaluate how the Board and its committees are functioning.

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Our directors are elected annually to serve one-year terms.

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Each share of our common stock has equal voting rights with one vote per share.

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We require that our executive officers and directors own a meaningful amount of our common stock pursuant to our Executive Stock Ownership Policy and Non-Employee Director Stock Ownership Policy.

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We prohibit our executive officers and directors from hedging and pledging our stock.

Business Conduct

We believe that one of our most valuable assets is our established reputation for integrity, and we are committed to a culture of compliance that promotes the highest ethical standards. Therefore, we:
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have established a Code of Business Conduct and Ethics (“Code of Ethics”), which applies to all teammates and directors intended to, among other things, promote honest and ethical conduct, promote compliance with laws, protect our assets, promote fair dealing, deter wrongdoing and ensure accountability for adherence to the code;

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require all teammates and directors to annually certify that they have read, understand and will abide by the Code of Ethics;

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maintain an online portal through which teammates can anonymously report violations of the Code of Ethics and raise workplace concerns of any kind;

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maintain a Conflicts of Interest Policy that requires directors and executive officers to disclose actual or potential conflicts of interest to the Audit Committee for review;

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maintain a Whistleblower Policy and an online portal through which teammates can anonymously communicate concerns regarding accounting, auditing or other matters;

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require all teammates to complete and pass annual compliance training on key policies and procedures including, without limitation, our Code of Ethics, our Policy Statement on Insider Trading, our Whistleblower Policy, our Bank Secrecy Act/Anti-Money Laundering (“BSA/AML”) Program Policy and the Bank Bribery Act;

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maintain a supplier Code of Conduct, which sets forth our expectations for honesty, integrity and professionalism in our relationship with suppliers;

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have established an ESG Risk Program as a component of enterprise risk management review that is designed to assist us in aligning with evolving regulatory expectations while driving strategic identification of key ESG risk exposures and opportunities across multiple business functions;

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have established an Office of the President, which oversees the enterprise complaint management function and monitors and responds to customer complaints, elevating such complaints as appropriate, in order to convert customer feedback into actionable improvements in how we run our business; and

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review our products and services to seek to ensure that they continue to address customer need, are competitive, and are being delivered as disclosed and intended.

Privacy and Cybersecurity

We strive to protect the privacy and security of the sensitive information our customers entrust to our care by, among other things:
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maintaining privacy policies, management oversight, accountability structures, and technology design processes to help protect private and personal data;

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maintaining oversight of our information security program by senior management, the Risk Committee, and our Board;

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conducting annual mandatory teammate training on information security, and providing ongoing information security education and awareness for teammates, such as online training classes, mock phishing attacks and information security awareness materials;

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using independent third parties to perform penetration testing of our infrastructure to help us better understand the effectiveness of our controls and improve defenses, and to conduct assessments of our program for compliance with regulatory requirements and industry guidelines; and

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establishing an incident response program intended to enable us to mitigate the impact of, and recover from, any cyber-attacks, and facilitate communication to internal and external stakeholders, as needed.

We had no material data breaches in 2022.
Community Engagement

We are committed to enhancing and improving the communities where our customers live, work and play. Our sponsorship and giving strategies allow us to engage with our teammates and partners to enrich the lives of the people we serve.
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To maximize and encourage community service, we provide full-time teammates up to 16 hours of paid time off and part-time teammates up to eight hours of paid time off to participate in volunteer activities.

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We encourage teammate charitable giving through our MyGiving program, where we match up to $500 annually of a teammate’s eligible donations.

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In 2022, we invested approximately $125 million in our community through investments in tax credit and other funds and loans, with a focus on maintaining and building affordable housing units; and corporate sponsorships, with a focus on financial education for all ages, and support of university athletics, area festivals and family events.

Environment

We believe protecting the environment goes hand in hand with protecting the interests of our customers, teammates, and all of our stakeholders. We recognize the opportunity to advance economic and social impact through sustainable business operations. In our efforts to promote greater environmental responsibility and operate at an increased level of resource efficiency we:
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support housing resiliency through, among other things, donations to Housing Forward Virginia, an organization that offers housing flood mitigation education programs; and

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encourage conservation and recycling through our secure shred program.

CORPORATE GOVERNANCE

Corporate Governance Guidelines
Our Corporate Governance Guidelines and certain other corporate governance materials are published on the Investor Relations > Governance > Governance Documents section of our website at www.atlanticunionbank.com. Our Corporate Governance Guidelines address, among other topics: director selection, Board composition and performance; the Board’s relationship to management; Board meeting procedures; Board committee matters; and leadership development. The Nominating and Corporate Governance Committee regularly reviews developments in corporate governance and may recommend changes to these guidelines to the Board for approval.
Codes of Business Conduct and Ethics
We have a Code of Business Conduct and Ethics that applies to all of our directors, officers, and teammates, which is available on the Investor Relations > Governance > Governance Documents section of our website at www.atlanticunionbank.com. Teammates receive annual training on our Code of Business Conduct and Ethics.
In addition, we have adopted a Code of Ethics for Senior Financial Officers and Directors designed to promote ethical conduct which applies to, among other members of our executive and senior management and Board, our Chief Executive Officer, Chief Financial Officer and Chief Operating Officer. Our Code of Ethics for Senior Financial Officers and Directors is available on the Investor Relations > Governance > Governance Documents section of our website at www.atlanticunionbank.com.
We intend to provide any required disclosure of an amendment to or waiver from our Code of Business Conduct and Ethics or our Code of Ethics for Senior Financial Officers and Directors that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, on our website at www.atlanticunionbank.com promptly following the amendment or waiver. We may elect to disclose any such amendment or waiver in a report on Form 8-K filed with the SEC either in addition to or in lieu of the website disclosure.
Conflicts of Interest Policy
We have a Conflicts of Interest Policy that applies to our directors and executive officers, which supplements the conflict of interest provisions in our Code of Business Conduct and Ethics. The Conflicts of Interest Policy sets forth a process for handling potential conflicts of interest that includes disclosure to our General Counsel and review of the potential conflict of interest by the disinterested members of the Audit Committee.
Board of Directors Meetings and Attendance
Our directors are expected to devote sufficient time, energy and attention to ensure diligent performance of their duties, which includes attending all Board and committee meetings.
There were nine regular meetings of the Board in 2022 and no special meetings. Each director attended 75% or more of the aggregate number of meetings of (a) the Board held during the period in which he or she was a director in 2022; and (b) the committees of the Board of which he or she was a member in 2022.
Our Corporate Governance Guidelines state that directors are expected to attend our annual meeting of shareholders. Of the 13 directors who were serving at the time of our 2022 annual meeting of shareholders, all attended the meeting.
Director Independence
The listing of our common stock was transferred from The Nasdaq Stock Market LLC (“NASDAQ”) to the New York Stock Exchange (“NYSE”) on January 18, 2023. NYSE listing standards require a majority of our directors and each member of our Audit Committee, Compensation Committee, and Nominating

and Corporate Governance Committee to be independent. In addition, our Corporate Governance Guidelines require a majority of our directors to be independent. Our Board has adopted Categorical Standards for Director Independence (“Categorical Standards”), included as an Annex to our Corporate Governance Guidelines, published on the Investor Relations > Governance > Governance Documents section of our website at www.atlanticunionbank.com, to assist it in determining each director’s independence. Our Board considers directors or director nominees “independent” if they meet the criteria for independence in both the NYSE listing standards and our Categorical Standards.
In early 2023, our Board, in coordination with our Nominating and Corporate Governance Committee evaluated the relevant relationships between each director and director nominee (and his or her immediate family members and affiliates) and the Company and its subsidiaries, and affirmatively determined that all of our directors and director nominees are independent, except for Mr. Asbury, due to his employment by our Company. Specifically, the following directors and director nominees are independent under NYSE listing standards and our Categorical Standards: Mr. Corbin, Ms. Cox, Ms. Delorier, Mr. Ellett, Mr. McCann, Mr. Rohman, Ms. Schreiner, Mr. Snead, Mr. Tillett, Mr. Wampler and Mr. Wimbush.
Alan W. Myers retired from our Board effective February 21, 2022, Gregory L. Fisher retired from our Board effective following the 2022 annual meeting of shareholders, Jan S. Hoover resigned from our Board effective August 18, 2022, and Daniel I. Hansen retired from our Board effective December 31, 2022. In 2022, our Board determined that Ms. Hoover and Messrs. Fisher, Hansen and Myers were independent directors under NASDAQ listing standards, which is the listing exchange that our securities were traded on in 2022.
Board Leadership Structure
The Board considers its structure and leadership annually. To date, we have chosen not to combine the positions of CEO and Chairman of the Board. The Chairman of the Board is a non-management director and the Chairman and Vice Chairman are elected annually by the other members of the Board. Ronald L. Tillett currently serves as Chairman of our Board, and Patrick J. McCann currently serves as Vice Chairman of our Board. We believe that our leadership structure is appropriate because it contributes to Board independence and fosters a certain degree of control and balanced oversight of the Board’s functions and decision-making processes, while at the same time allowing the CEO to focus on the day-to-day leadership and operations of the Company.
Our CEO is a member of the Board and attends meetings of the Board. The President of the Bank is not a member of the Board but attends meetings of the Board to help provide the Board with insight into the business strategies, performance and operations of the Bank. Our CEO and President of the Bank engage in extensive dialogue and discussion with the Board on a wide range of topics including, without limitation, strategic direction, strategic initiatives, financial performance, line of business performance, line of business initiatives, industry trends and perspectives, regulatory matters, and risk matters. Our CEO, President of the Bank, members of our executive leadership, and other key leaders in the Company make frequent reports to the Board, often at the suggestion of our Chairman or other directors, and answer questions posed by directors. Our CEO and President of the Bank engage in detailed discussions with the Board regarding the reasons for recommendations of our executive leadership.
Our Chairman and Vice Chairman of the Board meet regularly with our CEO to discuss matters of interest to the Board and to discuss potential agenda topics for Board meetings. Our Chairman, with input from our Nominating and Corporate Governance Committee, annually reviews the Board’s committee structure and makes recommendations to the Board regarding the committee memberships of each director, including the proposed Chair for each committee.
In accordance with our Corporate Governance Guidelines, at least quarterly, the independent directors meet in executive session without management present. Our Chairman, Mr. Tillett, presides at these executive sessions.
All of the members of our Board also serve as members of the board of directors of the Bank.
Director Stock Ownership Requirement
Under our Non-Employee Director Stock Ownership Policy, non-employee directors are required to hold shares of common stock of the Company equal in value to at least five times the amount of the annual non-employee director cash retainer. The purpose of the Non-Employee Director Stock Ownership Policy is to help align the interests of the Board with the interests of our shareholders. All of our directors are in compliance with the requirement of the Non-Employee Director Stock Ownership Policy, which provides newly elected or appointed directors a period of five years from the date of appointment or election to comply with the ownership requirement.
Role of the Board in the Oversight of Risk
The Board recognizes that it plays a critical role in the oversight of risk. As a financial institution, the very nature of our business involves oversight of the management of financial, operational, information technology, cybersecurity, credit, market, capital, interest rate, liquidity, reputation, strategic, legal, regulatory, compliance, model and other risks. The Board has established a risk oversight structure that seeks to ensure that applicable risks are identified, monitored, assessed, and mitigated appropriately. Our Board and management team are committed to continuously strengthening our risk management practices. The Board and management evaluate risks over a full spectrum of timeframes, from emerging risks to risks that we actively manage, and both the Risk Committee of the Board and the management-level Risk Committee receive presentations on, and discuss, emerging risks on at least a quarterly basis.
As a financial institution that is entrusted with the safeguarding of sensitive information, our Board believes that a strong enterprise cyber strategy is vital to effective cyber risk management. Accordingly, the Board is actively engaged in the oversight of our cyber risk profile, enterprise cyber strategy and key cyber initiatives, and regularly receives reports on such issues from our information technology and information security personnel.
The Risk Committee of the Board is responsible for assisting the Board in its oversight of risk and for overseeing our enterprise risk management framework. The Risk Committee actively engages with management to establish risk management principles and to determine risk appetite. Our Chief Risk Officer implements our enterprise risk management framework, and reports directly to our CEO. The Risk Committee meets with the Chief Risk Officer and other members of management regularly to discuss major risk exposures and receives reports on and discusses risk levels and risk appetite in categories such as financial, operational, information technology, cybersecurity, credit, market, capital, interest rate, liquidity, reputation, strategic, legal, regulatory, compliance, and model risk, among others. The Risk Committee also approves, or recommends to the Board for approval, various risk management policies, standards, and guidelines, including without limitation policies regarding BSA/AML compliance and other regulatory compliance policies. Like the Board’s other committees, the Risk Committee regularly reports to the Board on its activities and makes recommendations to the Board.
In addition to the efforts of the Risk Committee, other committees of the Board consider risk within their areas of responsibility. The description of each Board committee below includes more information on the risk oversight activities of each committee.
The Board establishes the risk oversight structure, receives, reviews and discusses Risk Committee and other Board committee minutes and reports, and meets with management, internal and external auditors, and federal and state regulators to review and discuss reports on risk, examination, and regulatory compliance matters. We also engage with outside risk experts and industry groups, including other peer institutions, as needed, to help us evaluate potential future threats and trends, particularly with respect to emerging information security and fraud risks.
Board Committees and Membership
The Board has a standing Audit Committee, Compensation Committee, Executive Committee, Nominating and Corporate Governance Committee, and Risk Committee. Additionally, the Board has a Trust Committee.
Charters describing the responsibilities of each of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, Risk Committee and Trust Committee are available on the Investor Relations > Governance > Governance Documents section of our website at www.atlanticunionbank.com.

Our Board committees regularly make recommendations and report on their activities to the Board. Each committee may retain and obtain advice from internal or external financial, legal, accounting, or other advisors at their discretion. Our Board reviews our committee charters and committee membership at least annually. Brief summaries of the duties of our committees are set forth below, as well as the current members of each committee as of the date of this proxy statement.
Audit Committee	No. of Meetings in 2022: 6
Members: Patrick E. Corbin (Chair) Heather M. Cox Frank Russell Ellett Patrick J. McCann
Key Responsibilities:
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Oversees the integrity of our financial statements

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Oversees the qualifications, performance, independence, and appointment of our independent registered public accounting firm

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Oversees the performance of our internal audit function and credit risk review

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Oversees our compliance with certain legal and regulatory requirements

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Oversees risks associated with, among others things, financial accounting and reporting, internal controls, and major financial risk exposures, including the steps taken by management to monitor and control such exposure

Independence / Qualifications:
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All members who served on the Committee in 2022 were independent under NASDAQ listing standards, which is the exchange that our securities were traded on in 2022, and the heightened independence requirements applicable to audit committee members under SEC rules

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All current Committee members are independent under NYSE listing standards, our Categorical Standards and the heightened independence requirements applicable to audit committee members under SEC rules

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All Committee members are financially literate in accordance with NYSE listing standards

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Mr. Corbin and Mr. McCann each qualify as audit committee financial experts under SEC rules and have banking or related financial management expertise as defined by FDIC regulations

Compensation Committee	No. of Meetings in 2022: 9
Members: Linda V. Schreiner (Chair) Frank Russell Ellett Thomas P. Rohman F. Blair Wimbush
Key Responsibilities:
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Establishes our executive compensation philosophy

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Reviews and approves, or recommends to the Board for approval, as applicable, the compensation to be paid to our executive officers (as defined in the charter), including our CEO

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Recommends non-employee director compensation for Board approval

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Oversees risks relating to our compensation policies and practices

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Reviews and recommends to the Board for approval, and administers our incentive and other equity-based compensation plans

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Oversees our employee benefit plans covering substantially all employees

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Oversees management succession planning (other than for the CEO, which is overseen by the Board) and our talent development programs

Independence / Qualifications:
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All members who served on the Committee in 2022 were independent under NASDAQ listing standards, which is the exchange that our securities were traded on in 2022, and the independence requirements applicable to compensation committee members under NASDAQ rules

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All current Committee members are independent under NYSE listing standards, our Categorical Standards and the independence requirements applicable to compensation committee members under NYSE rules

Nominating and Corporate Governance Committee No. of Meetings in 2022: 8
Members: Thomas G. Snead, Jr. (Chair) Patrick J. McCann Thomas P. Rohman Linda V. Schreiner
Key Responsibilities:
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Identifies individuals to become Board members, and recommends to the Board for approval nominees for director

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Makes recommendations to the Chairman of the Board regarding committee structure and membership, subject to Board approval

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Oversees the Company’s key corporate governance policies

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Oversees Board succession planning

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Oversees the Board’s formal annual self-evaluation process

Independence / Qualifications:
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All members who served on the Committee in 2022 were independent under NASDAQ listing standards, which is the exchange that our securities were traded on in 2022

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All current Committee members are independent under NYSE listing standards and our Categorical Standards

Executive Committee	No. of Meetings in 2022: 2
Members: Ronald L. Tillett (Chair) John C. Asbury Patrick E. Corbin Patrick J. McCann F. Blair Wimbush
Key Responsibilities:
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Acts, as needed, between meetings of the Board on delegated authority that confers on the Committee substantially all of the Board’s powers, except on matters reserved to the Board by law, our articles of incorporation or our bylaws

Independence / Qualifications:
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Other than Mr. Asbury, all members who served on the Committee in 2022 were independent under NASDAQ listing standards, which is the exchange that our securities were traded on in 2022

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Other than Mr. Asbury, all current Committee members are independent under NYSE listing standards and our Categorical Standards

Risk Committee	No. of Meetings in 2022: 8
Members: Keith L. Wampler (Chair) Rilla S. Delorier Frank Russell Ellett Thomas P. Rohman Thomas G. Snead, Jr.
Key Responsibilities:
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Oversees our management of financial, operational, information technology (including cyber risk), credit, market, capital, liquidity, reputation, strategic, legal, regulatory, compliance, model and other risks

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Oversees our enterprise risk management framework and evaluates its adequacy and effectiveness

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Oversees management’s alignment of our risk profile to our strategic plan and aggregate risk appetite

Independence / Qualifications:
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All members who served on the Committee in 2022 were independent under NASDAQ listing standards, which is the exchange that our securities were traded on in 2022 and Federal Reserve Board rules

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All current Committee members are independent under NYSE listing standards, our Categorical Standards and Federal Reserve Board rules

Trust Committee	No. of Meetings in 2022: 4
Members: F. Blair Wimbush (Chair) Patrick E. Corbin Keith L. Wampler
Key Responsibilities:
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Oversees the trust and fiduciary activities of the Bank and seeks to ensure such activities are conducted in accordance with applicable laws, rules, regulations and prudent fiduciary practices

Independence / Qualifications:
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All members who served on the Committee in 2022 were independent under NASDAQ listing standards, which is the exchange that our securities were traded on in 2022

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All current Committee members are independent under NYSE listing standards and our Categorical Standards

Board and Committee Evaluations
Our Board believes in a robust evaluation process that assesses the contributions and commitment of Board members and how the Board and its committees are functioning. In addition, each of our Board committees perform an annual self-assessment of the committee’s performance. The Board uses a self-evaluation process as its primary mechanism for assessing its performance, which is developed and administered by the Nominating and Corporate Governance Committee. Each year, all members of the Board complete a detailed questionnaire regarding the Board’s performance and the performance of Board committees. The Nominating and Corporate Governance Committee provides guidance to the Board on evaluation practices, oversees the conduct of the evaluations, and communicates the results of the evaluations, together with any recommended actions, to the Board.
Additionally, the Board from time to time may use a third party to evaluate the performance of the Board or Board committees. For example, in 2022, the Board engaged a third-party evaluator to assess the contributions of each Board member.
Communication with Directors
Our shareholders and other interested parties may communicate with the Board, any member of the Board individually or as a group (such as the Chairman, or Lead Independent Director, as applicable, or the non-management or independent directors) by addressing correspondence to the Board of Directors or to the individual director and sending such communication by mail to the Corporate Secretary, Atlantic Union Bankshares Corporation, 1051 East Cary Street, Suite 1200, Richmond, Virginia 23219. All communications so addressed will be forwarded to the Chairman of the Board, or Lead Independent Director, as applicable (in the case of correspondence addressed to the Board of Directors or independent directors), or to the individual director.
Compensation Committee Interlocks and Insider Participation
For the year ended December 31, 2022, our Compensation Committee consisted of Ms. Schreiner (Chair), Mr. Ellett, Mr. Rohman, Mr. Wimbush, and Ms. Hoover (who resigned from the Board on August 18, 2022). No member of our Compensation Committee in 2022 was, during the last fiscal year, an officer or employee of the Company or formerly an officer of the Company. In addition, none has had any relationship with the Company of the type that is required to be disclosed under “Interests of Directors and Executive Officers in Certain Transactions.” During 2022, none of our executive officers served as a member of the board of directors, compensation committee or other board committee performing equivalent functions of another entity that had one or more executive officers serving as a member of the board of directors or Compensation Committee of the Company.

DIRECTOR COMPENSATION

The Board determines the compensation of its non-employee members after considering the recommendation of the Compensation Committee and the Compensation Committee’s independent compensation consultant. The Compensation Committee annually reviews data and analysis provided by its independent compensation consultant to assess the market competitiveness of the compensation structure of our non-employee directors. Following that review, the Compensation Committee approves and recommends to the Board for approval a compensation structure that is intended to provide a mix between cash and equity compensation that is market competitive based on the same peer group that is used by the Compensation Committee when reviewing executive compensation. Mr. Asbury does not receive any additional compensation for his service as a director or for attending any Board or committee meetings.
2022 Director Pay
The table below sets forth the annual compensation of our non-employee directors for fiscal year 2022.
Amount of Cash Retainer	Position
$45,000	Board Members
$80,000	Additional Fee to Chairman
$20,000	Additional Fee to Vice Chairman
$22,500	Additional Fee to Audit Committee Chair
$16,000	Additional Fee to Compensation and Risk Committee Chairs
$14,000	Additional Fee to Nominating and Corporate Governance and Trust Committee Chairs
$11,000	Additional Fee for Service as an Audit Committee Member
$8,000	Additional Fees for Service as a Committee Member (other than the Audit Committee or Executive Committee)
Director Equity Retainer
$60,000 issued in the form of unrestricted shares of our common stock
We also pay our Executive Committee members, other than Mr. Asbury, a per meeting fee of either $1,000, if the meeting is one hour or more, or $500, if the meeting is less than one hour.
Each member of the Board also serves as a director of the Bank (the “Bank Board”). Directors do not receive additional compensation for service on the Bank Board. Further, directors generally do not receive compensation for service on any committee of the Bank Board, and no such fees were paid in 2022.

The following table summarizes the compensation paid to our non-employee directors during 2022.
Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation ($)	Total ($)
Patrick E. Corbin(4)	40,833	104,988	—	—	145,821
Heather M. Cox(5)	18,667	19,990	—	—	38,657
Rilla S. Delorier(6)	26,500	30,000	—	—	56,500
Frank Russell Ellett(4)	24,333	104,988	—	—	129,321
Gregory L. Fisher(7)	25,000	19,980			44,980
Daniel I. Hansen(8)	66,000	59,997	22,299	41,334(9)	189,630
Jan S. Hoover(10)	49,000	44,989	—	—	93,989
Patrick J. McCann	77,667	59,997	—	—	137,664
Alan W. Myers(11)	15,250	14,991	—	—	30,241
Thomas P. Rohman	66,333	59,997	—	—	126,330
Linda V. Schreiner	75,333	59,997	—	—	135,330
Thomas G. Snead, Jr.	75,000	59,997	—	—	134,997
Ronald L. Tillett	127,000	59,997	—	—	186,997
Keith L. Wampler	75,333	59,997	—	—	135,330
F. Blair Wimbush	71,333	59,997	—	—	131,330

(1)
Includes total compensation earned through Board fees, retainers and committee fees, whether paid or deferred. Refer to the “2022 Director Pay” section for more information.

(2)
Represents the aggregated grant date fair value of the awards computed in accordance with FASB ASC Topic 718. A discussion of our assumptions for stock-based compensation are found in Note 14, “Employee Benefits and Stock Based Compensation” to our consolidated financial statements included in our 2022 Annual Report on Form 10-K.

(3)
Messrs. Corbin, Tillett, Wampler and Wimbush elected for 2022 to defer their stock awards, and Messrs. Corbin, Wampler and Wimbush elected for 2022 to defer their cash awards into the Virginia Bankers Association’s non-qualified deferred compensation plan for the Company. There were no above market or preferential earnings associated with the deferrals into this plan. Mr. Hansen is covered under a supplemental compensation agreement, as he elected to participate in a deferred supplemental compensation program that was offered to directors in 1985 by Union Bank and Trust Company (“UBT”), a predecessor of the Bank. Under the program, he previously elected to forego the director’s fees that would otherwise have been payable to him by UBT for a period of 12 consecutive months. The agreement provides that Mr. Hansen will receive from us $22,299 annually, payable in equal monthly installments over a period of ten years beginning when he reached age 65.

(4)
Mr. Corbin and Mr. Ellett both elected to receive stock in lieu of their annual cash Board member retainer for all of 2022.

(5)
Ms. Cox was appointed as a director in August 2022.

(6)
Ms. Delorier was appointed as a director in June 2022.

(7)
Mr. Fisher did not stand for re-election in 2022 and his service as a director ended on May 3, 2022.

(8)
Mr. Hansen retired from the Board effective December 31, 2022.

(9)
In connection with Mr. Hansen’s retirement, we agreed to pay him the remaining board and committee fees, including the cash value of his equity grant, that he would have received had he remained on the Board through the date of our 2023 annual meeting.

(10)
Ms. Hoover resigned from the Board effective August 18, 2022.

(11)
Mr. Myers retired from the Board effective February 21, 2022.

AUDIT INFORMATION AND REPORT OF THE AUDIT COMMITTEE

Principal Accountant Fees
Our independent registered public accounting firm, EY, billed the following fees for services provided to us for the audit of our annual financial statements for the fiscal years 2022 and 2021 and for other services rendered by EY during those periods:
	2022	2021
Audit fees(1)	$1,592,915	$1,675,300
Audit-related fees(2)	40,000	37,500
Tax fees(3)	97,800	140,795
All other fees	—	—
Total	$1,730,715	$1,853,595

(1)
Audit fees: Audit and review services, consents, comfort letters in connection with debt issuance and securities offerings; review of documents filed with the SEC, including the 2022 and 2021 proxy statements and audit of internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act and the Federal Deposit Insurance Corporation Improvement Act. In 2022, EY performed services related to the implementation of segment reporting, and in 2021, EY performed procedures over the new credit losses accounting standards.

(2)
Audit-related fees: Includes the 2022 and 2021 audits of mortgage compliance.

(3)
Tax fees: EY provided tax compliance and other tax advisory services related to the Company in both 2022 and 2021.

The Audit Committee notes that EY performed no services for the Company, other than those enumerated above, for 2022 or 2021. As a result, the Audit Committee has determined that the provision of these services by EY is compatible with maintaining the firm’s independence from the Company. Any engagement beyond the scope of the annual audit engagement is required to be pre-approved by the Audit Committee.
Audit Committee Pre-Approval Policy
The Audit Committee, or a designated member of the Audit Committee, must pre-approve all auditing services, internal control related services and permitted non-audit services, subject to the de minimis exception for non-audit services that are approved by the Audit Committee prior to the completion of the audit, performed by the independent registered public accounting firm in order to assure that the provision of such services does not impair the registered public accountant’s independence. The Audit Committee may form and delegate authority to subcommittees, consisting of one or more members when appropriate, to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.
Audit Committee Report
This Audit Committee Report was approved and adopted by the Audit Committee on February 22, 2023. Our Board has a standing Audit Committee that currently consists of the independent directors whose names appear at the end of this Audit Committee Report.
While management has the primary responsibility for the financial statements and the reporting process, including our system of internal controls, the Audit Committee monitors and reviews our financial reporting process on behalf of the Board. The role and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board. The Audit Committee reviews and reassesses its charter annually and recommends any changes to the Board for approval. Under applicable law, the Audit Committee has sole responsibility for the selection of our independent registered public accounting firm. The Audit Committee is also responsible for the compensation and oversight of our independent registered public accounting firm.

Before appointing the independent registered public accounting firm each year, the Audit Committee completes an annual evaluation of the independent registered public accounting firm’s qualifications, including assessing the firm’s quality of service, the firm’s quality of communication and interaction with the firm, the firm’s sufficiency of resources, and the firm’s independence, objectivity, and professional skepticism. This evaluation includes whether the firm’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the firm’s independence. The results of all Public Company Accounting Oversight Board (United States) (“PCAOB”) examinations are discussed with the firm as part of this process. The Audit Committee also provides input to the independent registered public accounting firm with regard to engagement partner selection.
Our independent registered public accounting firm is responsible for performing independent audits of our consolidated financial statements and our internal control over financial reporting in accordance with the standards of the PCAOB and to issue reports thereon. The Audit Committee monitors and oversees these processes. The Audit Committee relies on the work and assurances of our management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm, which, in its reports, expresses an opinion on the conformity of our consolidated annual financial statements to accounting principles generally accepted in the United States of America and whether our internal controls over financial reporting were effective as of the end of the year.
In this context, the Audit Committee met and held discussions with management and representatives of EY with respect to our financial statements for the year ended December 31, 2022. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America; and the Audit Committee reviewed and discussed our consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee reviewed and discussed with the independent registered public accounting firm the critical audit matters arising in the audit of our financial statements and identified in EY’s audit report, which is included with our Annual Report on Form 10-K for the year ended December 31, 2022. The Audit Committee also reviewed and discussed with the independent registered public accounting firm any other matters required to be discussed by the applicable requirements of the PCAOB and the SEC.
In addition, the Audit Committee discussed with the independent registered public accounting firm the auditors’ independence from the Company and its management, and the independent registered public accounting firm provided to the Audit Committee the written disclosures and letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence.
The Audit Committee also discussed with our internal auditors and the independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee met with the internal auditors and the independent registered public accounting firm, with and without management in attendance, to discuss the results of their examinations, the evaluations of our internal controls, and the overall quality of our financial reporting. This included the Audit Committee’s monitoring of the progress of remediation of noted control deficiencies, if any, until resolved.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.
Respectfully submitted by the members of the Audit Committee,
Patrick E. Corbin, Chair
Heather M. Cox
Frank Russell Ellett
Patrick J. McCann

EXECUTIVE OFFICERS

Our current executive officers are:
Name	Age	Position
John C. Asbury	57	President and CEO of the Company and CEO of the Bank
Robert M. Gorman	64	Executive Vice President (“EVP”) and Chief Financial Officer of the Company
Maria P. Tedesco	62	EVP of the Company and President and Chief Operating Officer of the Bank
Matthew L. Linderman	48	EVP of the Company and Chief Information Officer of the Bank
Clare Miller	43	EVP and Chief Human Resource Officer of the Company
Shawn E. O’Brien	51	EVP of the Company and Consumer and Business Banking Group Executive of the Bank
David V. Ring	59	EVP of the Company and Wholesale Banking Group Executive of the Bank
Sherry Williams	61	EVP and Chief Risk Officer of the Company
Biographical information concerning our executive officers who are not directors follows. Biographical information for Mr. Asbury is included in “Proposal 1—Election of 12 Directors—Biographical Information of Our Director Nominees” above.
Robert M. Gorman

Mr. Gorman serves as EVP and Chief Financial Officer of the Company, positions he has held since July 2012. Before that he served as Senior Vice President and Director of Corporate Support Services with SunTrust Banks, Inc. from 2011 until 2012, and as Senior Vice President and Strategic Financial Officer of SunTrust Banks, Inc. from 2002 to 2011.
Maria P. Tedesco

Ms. Tedesco serves as Chief Operating Officer of the Bank, a position she has held since January 2022, and as President of the Bank and Executive Vice President of the Company, positions she has held since September 2018. Before that, she served as Chief Operating Officer for Retail at BMO Harris Bank based in Chicago from 2016 to 2018, and as Senior Executive Vice President and Managing Director of Consumer Banking at Santander Bank, N.A. from 2013 to 2015. Before that, she held various positions with Citizens Financial Group, Inc. from 1994 to 2013.
Matthew L. Linderman

Mr. Linderman serves as EVP of the Company and as Chief Information Officer of the Bank, positions he has held since February 2023. Before that, he served as Chief Technology Officer at PNC Financial Services Group, Inc. from 2020 to January 2023, and as its Senior Vice President, Data Center and Cloud Products, from 2019 to 2020. He served as Vice President, IT Infrastructure Engineering and Operations at CarMax from 2015 to 2019. Before that, he held various positions with Capital One from 1999 until 2015, most recently as its Vice President, Data Center Operations and Open Systems Hosting.

Clare Miller

Ms. Miller serves as EVP and Chief Human Resources Officer of the Company, positions she has held since May 2022. Before that, she served as Chief Talent Officer/Head of Enterprise Talent at Huntington National Bank from November 2017 to May 2021. She served as Chief People Officer for Navigator Management Partners from June 2007 to November 2017. Before that, she held various human resource positions in the hospitality and professional services industries.
Shawn E. O’Brien

Mr. O’Brien serves as EVP of the Company and Consumer and Business Banking Group Executive of the Bank, positions he has held since February 2019. Before that, he held various positions as BBVA Compass Bank, most recently as Executive Vice President, Consumer Segment Group and Business Planning from 2013 to 2018, and as Executive Vice President, Deposit and Payment Products, Strategic Planning and Corporate Planning and Analysis from 2005 to 2013. Before that, he was involved in retail brand strategy and product management at Huntington National Bank from 1998 to 2005.
David V. Ring

Mr. Ring serves as EVP and Wholesale Banking Group Executive of the Company, positions he has held since September 2017. Before that, he served as Executive Vice President and Executive Managing Director at Huntington National Bank from December 2014 to May 2017. He served as Managing Director and Head of Enterprise Banking at First Niagara Financial Group from April 2011 to December 2014, and held various positions at Wells Fargo and its predecessor banks from January 1996 to April 2011, including Wholesale Banking Executive for Virginia to Massachusetts at Wachovia and Greater New York & Connecticut Region Manager.
Sherry Williams

Ms. Williams serves as EVP and Chief Risk Officer of the Company, positions she has held since October 2022. Before that, she served as EVP, Chief Risk Officer at Amalgamated Bank from February 2022 to October 2022 and as its Chief Audit Executive from November 2018 to February 2022. Before that, she served as a Director of Risk Assurance at PricewaterhouseCoopers for six years. She also held various risk, audit, and financial reporting roles with SunTrust Bank from 2003 to 2013 and various leadership positions in risk management and audit at Ernst & Young LLP from 1995 to 1998 and with the State of Georgia from 1998 to 2003.

STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following tables set forth, as of February 27, 2023, certain information with respect to (a) the beneficial ownership of our common stock and depositary shares held by (i) each of our directors and director-nominees, (ii) each of our named executive officers, and (iii) all of our current directors and executive officers as a group, and (b) shareholders known to us to beneficially own more than 5% of our common stock. For purposes of these tables, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Exchange Act. In general, beneficial ownership includes any shares of common stock or depositary shares as to which the individual has sole or shared voting or investment power. None of these persons has any right to acquire shares of our common stock or depositary shares, as applicable, within 60 days of February 27, 2023 through the exercise of any option, warrant or other right. None of the shares listed below are pledged as security. Fractional shares have been rounded down to the nearest whole share for purposes of this table. Percentage ownership is calculated based on 74,979,053 shares of our common stock outstanding as of February 27, 2023 and 6,900,000 depositary shares outstanding as of February 27, 2023.
Directors and Executive Officers
	Common Stock		Depositary Shares
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class	Amount and Nature of Beneficial Ownership	Percent of Class
Directors who are not NEOs:
Patrick E. Corbin(1)	50,376	*	—	*
Heather M. Cox	1,389	*	—	*
Rilla S. Delorier	1,374	*	—	*
Frank Russell Ellett	38,060	*	—	*
Patrick J. McCann(2)	26,525	*	—	*
Thomas P. Rohman	15,301	*	—	*
Linda V. Schreiner	16,167	*	—	*
Thomas G. Snead, Jr.(3)	45,928	*	—	*
Ronald L. Tillett(4)	36,830	*	—	*
Keith L. Wampler(5)	35,614	*	—	*
F. Blair Wimbush(6)	11,016	*	—	*
NEOs:
John C. Asbury(7)	197,164	*	—	*
Robert M. Gorman(8)	65,178	*	—	*
Maria P. Tedesco(9)	53,144	*	800	*
David V. Ring(10)	26,795	*	—	*
Shawn E. O’Brien(11)	13,426	*	—	*
M. Dean Brown	32,178	*	—	*
All Directors and Executive Officers as a Group (19 persons)	656,188	*	800	*

*
Represents less than 1% of our common stock or depositary shares, as applicable.

(1)
Includes 19,552 shares of phantom stock allocated to Mr. Corbin’s account under the Virginia Bankers Association’s nonqualified deferred compensation plan for the Company. Includes 13,072 share of common stock held indirectly by Mr. Corbin as Trustee of a trust.

(2)
Includes 201 shares of common stock registered in the name of Mr. McCann’s spouse.

(3)
Includes 37,322 shares of common stock held indirectly by Mr. Snead as Trustee and settlor of a trust.

(4)
Includes 7,035 shares of phantom stock allocated to Mr. Tillett’s account under the Virginia Bankers Association’s nonqualified deferred compensation plan for the Company.

(5)
Includes 22,301 shares of phantom stock allocated to Mr. Wampler’s account under the Virginia Bankers Association’s nonqualified deferred compensation plan for the Company.

(6)
Includes 5,448 shares of phantom stock allocated to Mr. Wimbush’s account under the Virginia Bankers Association’s nonqualified deferred compensation plan for the Company.

(7)
Includes 30,020 shares of restricted stock over which Mr. Asbury has no investment power until such shares vest.

(8)
Includes 13,093 shares of restricted stock over which Mr. Gorman has no investment power until such shares vest.

(9)
Includes 21,923 shares of restricted stock over which Ms. Tedesco has no investment power until such shares vest.

(10)
Includes 9,554 shares of restricted stock over which Mr. Ring has no investment power until such shares vest.

(11)
Includes 6,719 shares of restricted stock over which Mr. O’Brien has no investment power until such shares vest.

5% Shareholders
	Common Stock
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
The Vanguard Group(1) 100 Vanguard Blvd. Malvern, PA 19355	8,193,627	10.92%
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	5,527,994	7.37%
Dimensional Fund Advisors LP(3) 6300 Bee Cave Road Building One Austin, TX 78746	5,213,011	6.95%

(1)
Based solely on information as of December 30, 2022 contained in Amendment No. 6 to Schedule 13G filed with the SEC on February 9, 2023, which reported that The Vanguard Group had sole voting power over 0 shares, sole dispositive power over 8,064,213 shares, shared voting power over 56,547 shares and shared dispositive power over 129,414 shares.

(2)
Based solely on information as of December 31, 2022 contained in Amendment No. 3 to Schedule 13G filed with the SEC on January 31, 2023, which reported sole voting power over 5,359,548 shares and sole dispositive power over 5,527,994 shares. These shares may be owned by one or more of the following entities controlled by BlackRock, Inc.: BlackRock Life Limited; BlackRock Advisors, LLC; Aperio Group, LLC; BlackRock (Netherlands) B.V.; BlackRock Institutional Trust Company, National Association; BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc.; BlackRock Asset Management Schweiz AG; BlackRock Investment Management, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock (Luxembourg) S.A.; BlackRock Investment Management (Australia) Limited; BlackRock Fund Advisors; and BlackRock Fund Managers Ltd.

(3)
Based solely on information as of December 30, 2022 contained in Amendment No. 8 to Schedule 13G filed with the SEC on February 10, 2023, which reported sole voting power over 5,127,062 shares and sole dispositive power over 5,213,011 shares. Dimensional Fund Advisors LP, a registered investment adviser, furnishes investment advice to four registered investment companies, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all securities reported in the table are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

COMPENSATION DISCUSSION AND ANALYSIS

Named Executive Officers
Our named executive officers, referred to as our NEOs, are identified below and include our principal executive officer, principal financial officer, our three other most highly compensated executive officers who were serving as executive officers at the end of 2022, and one individual who would have been among those three other most highly compensated executive officers had he been serving as an executive officer at the end of 2022.
Name	Position
John C. Asbury	President and CEO of the Company and CEO of the Bank
Robert M. Gorman	Executive Vice President (“EVP”) and Chief Financial Officer (“CFO”) of the Company
Maria P. Tedesco	EVP of the Company and President and Chief Operating Officer (“COO”) of the Bank
David V. Ring	EVP of the Company and Wholesale Banking Group Executive of the Bank
Shawn E. O’Brien	EVP of the Company and Consumer and Business Banking Group Executive of the Bank
M. Dean Brown	Former EVP of the Company and Former Chief Information Officer & Head of Enterprise Operations of the Bank
Introduction
Our executive compensation programs are designed to attract, retain, and motivate our leadership team, even during times of uncertainty, and include a mix of fixed and variable compensation with both short- and long-term incentives used to drive our sustained growth and profitability. This section of the proxy statement provides an overview and explanation of the material information relevant to understanding the objectives, policies, and philosophy underlying our executive compensation programs, focusing on our NEOs.
In this Compensation Discussion and Analysis, the terms “executive” or “executive officer” means our executive leadership, including our NEOs. Following the Compensation Discussion and Analysis, we provide additional information relating to executive compensation in a series of tables, including important explanatory footnotes and narratives.
Executive Summary
Our executive compensation programs are designed to pay for performance by linking the compensation our executive officers receive through our various incentive plans to our financial performance. In making compensation decisions, the Compensation Committee considers the practices and compensation levels of the market, our performance and good governance practices. Our goal is to ensure that our compensation programs are competitive in attracting, motivating, and retaining high level executive talent, are commensurate with our financial performance, and are aligned with the interests of our shareholders.
Each compensation element is generally targeted to the median of the applicable market, as determined by the Compensation Committee based on select peer group and survey data. The incentive programs are designed so that our superior financial performance will result in total compensation that is higher than the median of our peers, while substandard financial performance will result in total compensation that is lower than the median of our peers. When setting goals and objectives under the various compensation programs, the Compensation Committee considers our overall corporate strategy and how the goals enhance and support that strategy.
Over the last five years, we have grown through a combination of organic growth and acquisitions from an institution with $9.3 billion in total assets to more than $20.4 billion in total assets. During this time, we made significant investments in both people and infrastructure, while continuing to deliver solid financial results. Over this five-year period we delivered returns to our shareholders that are above the median of our compensation peer group as illustrated by the graph below.

Total Return - 5 Yr
50th Percentile Peer Group
Atlantic Union Bankshares Corporation
11.0%
11.5%
12.0%
12.5%
13.0%

The source data for the above graphs is S&P Global Market Intelligence, which standardizes financial data to assist with comparisons across multiple companies. As such, the standardized data presented for us and as the median of the compensation peers may differ from actual calculations, which do not take into account such standardizations.
When reviewing management performance, the Compensation Committee focuses on the four key corporate performance measures included in our Management Incentive Plan (“MIP”), which is our short-term incentive compensation plan. These performance measures are net operating earnings, return on assets (“ROA”), return on tangible common equity (“ROTCE”) and efficiency ratio. The following table includes select business highlights, including the four GAAP performance measures most closely aligned to the performance measures used in our executive compensation program. The Committee may consider certain adjustments to these performance measures when determining incentive compensation awards under the MIP. Such adjustments for 2022 are discussed in the section entitled “Short-Term Incentive Compensation” of this proxy statement.
	For the Years Ended December 31,
Select Business Highlights	2022	2021	2020	2019	2018
Total Assets	$20.46B	$20.06B	$19.63B	$17.56B	$13.77B
Net Income	$234.51M	$263.92M	$158.23M	$193.53M	$146.25M
ROA	1.18%	1.32%	0.83%	1.15%	1.11%
ROTCE	17.33%	16.72%	11.18%	14.26%	14.40%
Efficiency Ratio	57.46%	61.91%	60.19%	62.37%	63.62%
Cash Dividends Paid Per Common Share	$1.16	$1.09	$1.00	$0.96	$0.88
Key 2022 Performance Highlights
During 2022, our executive officers continued to operate under a soundness, profitability and growth model in order to continue to deliver top-tier financial performance for our shareholders and demonstrated the strength and commitment needed to manage through an economic and geopolitical environment flanked with uncertainties. In 2022, we completed several large expense reduction initiatives that began in the fourth quarter of 2021, while at the same time, we experienced unexpected rates of employee turnover related to the “great resignation” that resulted in a higher than anticipated run-rate for employee compensation-related expenses. While some roles continued to operate remotely, our corporate offices were re-opened for in-person and hybrid work in April 2022. Our executive officers demonstrated great resiliency during a year of change both internally and externally.
Below are some additional 2022 performance highlights in support of our strategic plan:
•
In recognition of our commitment to providing enhanced products and services to make banking easier for our customers, we were named to Forbes’ 2022 World’s Best Banks list, and also currently rank in the top 50 on Forbes’ 2022 America’s Best Banks list.

•
We were named a 2023 Top Workplaces USA award winner—touted by Energage to be one of the nation’s most credible employer recognition programs.

•
We expanded our asset-based lending team through a new specialty finance division, branded Atlantic Union Business Credit, to help working capital intensive companies meet their financing needs.

•
We completed the consolidation of 16 branches and the closure of our operations center in Ruther Glen, Virginia during March 2022.

•
We repurchased approximately $48.2 million of our common stock from December 2021 to December 2022, pursuant to the Board’s December 2021 authorization to repurchase up to $100 million of our common stock through December 9, 2022.

•
We appointed two new members to our Board—Heather Cox and Rilla Delorier. Ms. Cox brings to the Board an extensive background in technology and banking. Ms. Delorier brings to the Board an innovative skillset based on her previous experiences in multiple banking disciplines, including marketing, technology, and strategic planning.

•
We hired several new leaders with extensive financial backgrounds and experience including Clare Miller, Chief Human Resources Officer; Sherry Williams, Chief Risk Officer; and Mitch York, Chief Investment Officer and Managing Director of the Wealth Management division.

Key 2022 Compensation Highlights
The following are some of our key 2022 compensation highlights:
•
We adjusted NEO base salaries to maintain competitiveness with the market median of our compensation peer group as well as to reflect individual performance, skills, and experience. We also adjusted other elements of variable compensation, where needed, to more closely align total compensation with the market median.

•
We made payments under the MIP to our NEOs ranging from 54% to 113% of the recipient NEO’s base salary. These payouts reflected a weighted average achievement of 110% of our selected corporate performance measures—net operating earnings, operating ROA, operating ROTCE, and operating efficiency ratio.

•
We granted equity awards to our NEOs in the form of time-based restricted stock and performance share units (“PSUs”) under our Long-Term Incentive Program.

These actions are bolstered by the best practices embedded in our executive compensation programs designed to ensure that the Compensation Committee maintains effective governance and oversight of the programs. Our compensation governance model defines the enterprise-wide approach for the cross-functional management of incentive compensation programs to ensure proper risk oversight, process and controls. The model follows a continual process consisting of four key areas, as follows:

Pay Practices
Our Compensation Committee has implemented certain pay practices, as described below, that are designed to reinforce our principles, support risk management and align with the long-term interests of our shareholders.
What We Do
A meaningful portion of executive compensation is linked to key metrics of our financial performance.
Our time-based restricted stock and PSU awards vest over a three-year period, subject to the achievement of pre-established performance goals for the PSUs.
Our stock ownership policy aligns the interests of our executive officers with the interests of our shareholders.
Our Board has adopted a policy requiring the recoupment of incentive compensation in the event of certain financial restatements.
Our Compensation Committee annually assesses the risks of our compensation programs, with the assistance of our risk management department.
What We Don’t Do

We prohibit all employees and directors from engaging in short sales, puts, calls, swaps and other derivative transactions in our stock and hedging our stock. We also prohibit directors and executive officers from pledging our stock.

We do not allow for excise tax gross-ups under employment agreements or other severance plans.
Cash severance payments in connection with a change in control require a qualifying termination of employment.
We limit the use of employment agreements to our CEO, President and COO, and CFO. All other executives are covered under our Executive Severance Plan.
We do not accrue or pay dividend equivalents on unearned performance-based awards during their performance periods.

Compensation Philosophy and Objectives
Our executive compensation philosophy is to provide competitive, market-based total compensation programs that are aligned with our short- and long-term business strategies, tied to our performance, and aligned with the interests of our shareholders.
Within this framework, we observe the following principles:
•
Pay for performance: We use performance-based cash and equity incentive programs to create a balance between fixed and at-risk compensation. Payouts under these programs vary depending upon performance against both our annual corporate performance measures and individual/divisional performance measures, as applicable. We incentivize our executive officers to achieve targeted performance against our operational and financial goals, as well as individual growth objectives, by tying greater financial results to greater financial rewards.

•
Reward long-term growth and profitability: We use equity-based compensation with vesting periods of generally no less than three years to encourage retention, promote performance and increase our executive officer’s level of at-risk compensation. These awards are designed to motivate the execution and achievement of long-term results.

•
Align compensation with shareholder value creation: We use equity-based compensation to align the financial interests and objectives of our executive officers with those of our shareholders. Our long-term incentive goals and payouts are designed so that target and above-target compensation levels are paid only when our relative market performance indicates that shareholder value has been created.

•
Attract and retain highly qualified executives: We offer our executive officers base salaries that are designed to be competitive with our identified industry peer group to allow us to attract and retain high-performing individuals. Also, several of our compensation programs include the use of long-term equity compensation to encourage retention. We recognize that by attracting and retaining high-performing executives, our customers and shareholders will benefit from their expertise, superior performance, and service longevity.

•
Ensure proper governance practices: We have designed our executive compensation policies and procedures to prevent excessive risk-taking by, among other things, balancing short- and long-term compensation. Our performance-based plans also contain both threshold and maximum payout levels, as well as clawback provisions. We generally seek to target each compensation element to the median of our identified peer group to ensure compensation levels are appropriate. Finally, our compensation programs and review process allow us to account for individual variances in experience, skills, and contributions.

2022 Shareholder Response
We held an advisory vote on NEO compensation at our 2022 annual meeting of shareholders. Excluding abstentions and broker nonvotes, approximately 99% of the votes were in support of our executive compensation program. The Compensation Committee considered the result of this advisory vote when evaluating and establishing our executive compensation programs for 2022, and viewed the vote as an expression of our shareholders’ overall satisfaction with our current executive compensation programs. The Compensation Committee continually evaluates our compensation programs in light of market practice and our evolving business needs.
Role of the Compensation Committee
The Compensation Committee assists the Board in discharging its responsibilities relating to executive compensation and to our compensation and benefit programs and policies, more generally. Under the Compensation Committee Charter, the Compensation Committee is responsible for, among other things:
•
Establishing our overall executive compensation philosophy and the goals and objectives of our compensation plans;

•
Annually reviewing and approving the corporate goals and objectives relevant to our CEO’s compensation and, together with all other independent directors, evaluating our CEO’s performance and approving CEO compensation in light of such evaluation;

•
Annually reviewing and approving the compensation of all other executive officers;

•
Administering our incentive and equity-based compensation plans, including designating executives to whom awards are granted, the amount of the award or grant and the terms and conditions of each award or grant;

•
Reviewing and recommending to the Board the adoption, amendment, extension or termination of any employment agreements, retirement benefits and severance arrangement or plans with our executive officers; and

•
Reviewing and recommending to the Board the form and amount non-employee director compensation.

Role of Leadership
The Compensation Committee calls upon our executive officers from time to time to support the Compensation Committee in the fulfillment of its duties. Our CEO provides recommendations related to a number of matters that are subject to the Compensation Committee’s review and approval, including the compensation of executive officers other than the CEO, the design of our incentive plans and the financial goals on which these incentive plans are generally based. In addition to reviewing market data as described below, the Compensation Committee considers the recommendations of other key executives, including the CEO, the CFO, and the Chief Human Resources Officer, in making decisions on compensation. The Compensation Committee retains discretion in determining whether to approve recommendations made by our executive officers.
Compensation Consultants
The Compensation Committee engages an independent compensation consultant to provide benchmarking market data and serve as an advisor, among other services. The independent compensation consultant serves at the request of, and reports directly to, the Compensation Committee. The Compensation Committee has the sole authority to engage the independent compensation consultant and approve their fees and the other terms of the engagement.
From November 2009 until August 2022, the Compensation Committee retained Pearl Meyer & Partners, LLC (“Pearl Meyer”) to serve as its independent compensation consultant. Pearl Meyer did not perform any other services for the Company during its engagement. During 2022, Pearl Meyer advised the Compensation Committee on matters related to 2022 executive compensation decisions, non-employee director compensation, and trends and market practices associated with incentive plan design.
In August 2022, the Compensation Committee ended its relationship with Pearl Meyer and retained the services of Meridian Compensation Partners, LLC (“Meridian”) as its independent compensation consultant. In this role, Meridian advised the Compensation Committee on various executive and director compensation matters including:
•
providing peer benchmarking data with respect to executive compensation practices within our defined peer group;

•
providing information regarding base salary ranges and recommendations for the executive officers;

•
assisting in the development of compensation guidelines used during the executive hiring process;

•
reviewing the Compensation Discussion and Analysis section of the proxy statement;

•
assisting in the development of goals for our short- and long-term incentive plans; and

•
providing updates on regulatory matters and trends.

Meridian does not perform any other services for the Company.
The Compensation Committee considered the independence of both Pearl Meyer and Meridian in light of applicable SEC rules and listing exchange standards. In so doing, the Compensation Committee considered the following factors, among others: (i) whether the consultant provides other services to us; (ii) the amount of fees we paid to the consultant as a percentage of the consultant’s total revenue; (iii) the consultant’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the consultant or the individual compensation advisors employed by the consultant with any of our executive officers; (v) any business or personal relationship of the individual compensation advisors employed by the consultant with any member of the Compensation Committee; and (vi) whether the consultant or the individual compensation advisors employed by the consultant owned any of our stock. The Compensation Committee determined, based on its analysis of the above factors, among others, that the work of both Pearl Meyer and Meridian and the individual compensation advisors employed by both Pearl Meyer and Meridian did not raise any conflicts of interest.
Compensation Benchmarking and Decisions
Each year, the Compensation Committee, with the assistance of its independent compensation consultant, reviews the compensation of our peers in order to assess the competitiveness of our compensation arrangements with our NEOs. The Compensation Committee uses this information as a benchmarking reference to ascertain whether we have competitive compensation levels with other comparable institutions, in setting compensation target levels, and in deciding whether to make any changes in base salary, annual cash incentive awards and long-term equity awards, among other things.
The Compensation Committee, with the advice of its independent compensation consultant, also reviews the composition of its peer group annually. In selecting our peer group for 2022, the Compensation Committee began by including publicly traded U.S. banks with assets (as of the end of the second quarter of 2021) ranging from approximately 50% to 200% of our asset size. The Compensation Committee then considered the “compatibility” and “comparability” of each company by reviewing, among other things, each peer company’s asset size, earnings, geographical location, organizational structure and governance, number of employees, number of branch offices, and service offerings. Taking these criteria into consideration, the Compensation Committee approved a group of 23 peers, listed below, among which the Company is positioned near the median in terms of asset size.
2022 Peer Group(1)
Ameris Bancorp	Hancock Whitney Corporation	TowneBank
BancorpSouth Bank (now Cadence Bank)	Heartland Financial USA, Inc.	Trustmark Corporation
Berkshire Hills Bancorp, Inc.	Home BancShares, Inc.	UMB Financial Corporation
BankUnited, Inc.	Pinnacle Financial Partners, Inc.	United Bankshares, Inc.
First Financial Bancorp.	Renasant Corporation	United Community Bank, Inc.
F.N.B. Corporation	Sandy Spring Bancorp, Inc.	WesBanco, Inc.
Fulton Financial Corporation	Simmons First National Corporation	WSFS Financial Corporation
Great Western Bancorp, Inc.	SouthState Corporation

(1)
Great Western Bancorp, Inc. merged with First Interstate BancSystem, Inc. on February 1, 2022.

In addition to the selected peer group, the Compensation Committee also considered the executive compensation of peer companies used by proxy advisory firms to ensure reasonable overlap.
Finally, the Compensation Committee reviewed relevant market and survey data and analyses provided by its independent compensation consultant, including the following:
•
Pearl Meyer, 2021 National Banking Compensation Survey;

•
McLagan, 2021 Regional and Community Banking Compensation Survey;

•
Kenexa, 2021 CompAnalyst Market Database;

•
Custom peer group proxy filings; and

•
Additional proprietary survey sources.

Executive positions were matched to the data based on job duties using the appropriate scope for asset size.
Compensation Risk Assessment
Our risk management group annually evaluates our compensation programs as part of our enterprise risk management review. This evaluation includes, but is not limited to, a review of our performance metrics, approval mechanisms and related characteristics of our incentive compensation policies and programs. The goal of the review is to determine whether any of our compensation programs could create risks that may have a material adverse effect on the Company. To date, these reviews have found that our compensation programs do not present such a risk for the Company. The Compensation Committee also regularly reviews our incentive compensation arrangements to ensure that such arrangements do not encourage the NEOs to take unnecessary or excessive risks that would have a material adverse effect on the Company.
Elements of Compensation
The Compensation Committee annually evaluates the three principal compensation elements used in our executive compensation program to help us attract and retain high-performing executives. Our principal compensation elements and their objectives are described below:
Element	Objective
Base Salary	Designed to provide income stability that is competitive with organizations of comparable size and structure, which allows our executives to focus on the execution of our strategic goals and their day-to-day duties and responsibilities
Short-Term Incentives (Cash)	Designed to encourage, recognize and reward achievement of annual corporate financial goals and individual performance objectives that help drive shareholder value creation
Long-Term Incentives (Equity)	Designed to motivate executives towards shareholder value creation by aligning executive and shareholder interests, and to retain talented executives.
Incentive compensation awarded to an individual executive should generally become a larger percentage of the executive’s total direct compensation when he or she assumes more significant responsibilities and has a greater impact on the financial or operational success of the Company. Accordingly, the Compensation Committee decided to include a larger percentage of incentive compensation in the CEO’s target and actual total compensation mix for 2022, as reflected in the table below.
Generally, the Compensation Committee targets NEO base salary compensation levels and short- and long-term incentive compensation opportunity percentages at the median of the selected peer group market data. For 2022, target executive compensation levels were considered in-line with respective market benchmarks.

The elements of compensation are described further below and are also detailed in the Summary Compensation Table and the other tables following this Compensation Discussion and Analysis.
Base Salary
In early 2022, the Compensation Committee recommended increased base salaries for certain NEOs, which were approved by the Board on February 24, 2022. Ms. Tedesco did not receive a base salary increase at this time because the Board had already approved a base salary increase for her, effective on January 14, 2022, when she assumed the new role of Chief Operating Officer in addition to serving as President of the Bank. Mr. O’Brien received a base salary increase on February 24, 2022 and an additional increase on July 1, 2022, as a result of his scope of responsibilities expanding following the departure of Mr. Brown to include the Bank Operations functions. Accordingly, NEO annualized base salaries in effect at year-end 2022 were as follows:
Name	2022 Base Salary	Increase from 2021
John C. Asbury	$865,280	4.0%
Robert M. Gorman	$441,619	4.0%
Maria P. Tedesco	$606,434	24.0%
David V. Ring	$409,117	4.0%
Shawn E. O’Brien	$364,422	13.4%
M. Dean Brown	$384,706	4.0%
Short-Term Incentive Compensation
As discussed, the Management Incentive Plan, or “MIP,” is our short-term incentive compensation plan, which is administered by the Compensation Committee with input from our CEO. Under the MIP, the Compensation Committee determines each executive’s target incentive award at the beginning of the fiscal year, which is expressed as a percentage of each executive’s base salary. The Compensation Committee also selects corporate and individual/divisional performance measures, and each executive’s target incentive award is weighted between these measures. Additionally, the Compensation Committee establishes threshold, target and superior performance levels and the weights for each selected corporate performance measure. Under the terms of the MIP, cash payments may range from 0% to 150% of each executive’s target incentive award. If an executive’s employment is terminated before payment is made under the MIP for any reason other than for death, permanent disability or retirement at or after age 65 during the plan year, the executive is not entitled to receive any compensation thereunder.
Under the MIP, the Compensation Committee has the discretion to withhold or adjust any incentive award as it deems appropriate. In addition, unless the Compensation Committee determines otherwise, no incentive awards will be paid under the MIP, regardless of performance against the specified individual/divisional and corporate performance measures, if the Compensation Committee considers it imprudent to pay awards under the MIP based on (i) any regulatory agency issuing a formal enforcement action, memorandum of understanding or other negative directive action; or (ii) our credit quality. Payouts under the MIP are also subject to the terms of our Compensation Clawback Policy, as well as any similar provisions of applicable law or regulation.

For 2022, each NEO’s target incentive award and weighting between corporate and individual/divisional performance measures were as follows:
Name	Target as a Percentage of Base Salary	Corporate Goal Weighting	Individual/ Divisional Performance Weighting
John C. Asbury	100%	80%	20%
Robert M. Gorman	65%	80%	20%
Maria P. Tedesco	70%	80%	20%
David V. Ring	50%	40%	60%
Shawn E. O’Brien	45%	40%	60%
M. Dean Brown	45%	60%	40%
Corporate Performance Measures
For our NEOs, other than Messrs. Ring and O’Brien, the largest portion of the target incentive award was tied to our achievement of corporate performance measures. Messrs. Ring and O’Brien are responsible for two of our most significant lines of business and therefore have more of their target incentive award tied to individual/divisional performance measures. The Compensation Committee reviewed and approved the 2022 corporate performance measures and weightings, taking into consideration quantitative data and considering projected performance in light of events affecting us from an economic, regulatory and operational perspective in 2022. Target corporate performance was based on our 2022 corporate plan as originally approved by the Board. Actual performance between threshold, target and superior performance levels is calculated using straight line interpolation using a 10% payout for threshold performance, a 100% payout for target performance, and a 150% payout for superior performance.
The selected corporate performance measures for 2022, their respective weightings and their threshold, target and superior performance levels are outlined below (dollars in thousands):
Corporate Performance Measure(1)	Weighting	Threshold	Target	Superior
Net Operating Income	25%	$208,971	$229,638	$241,120
Operating ROA	20%	1.06%	1.16%	1.22%
Operating ROTCE	30%	13.40%	14.71%	15.40%
Operating Efficiency Ratio	25%	60.10%	55.11%	52.60%
	100%

(1)
For information regarding how the Compensation Committee defined these performance measures for 2022, see “—Incentive Awards Payouts” below.

Individual/Divisional Performance Measures
Each NEO has a portion of their incentive award tied to their individual performance. The CEO annually evaluates all other NEOs’ individual performance and in 2022, he used the following assessment model which considers seven key areas of focus. The CEO’s evaluation is then provided to the Compensation Committee to assist in determining incentive award payments. The Compensation Committee leads the annual CEO performance evaluation.

In 2022, our assessment model included the following seven key areas of focus:
Areas of Focus	Key Objectives
Strategic Plan, Formation & Execution	Successfully develops and implements business unit strategy, consistent with our overall strategic plan
Risk Management Initiatives & Key Metrics	Adheres to our management strategy and risk appetite through active partnership with all key risk stakeholders
Financial/Operating Results & Metrics	Manages to the financial plan for the executive’s area of responsibility
Leadership/People Management	Attracts, retains and develops diverse talent, defines future needs, evaluates current talent and makes changes where necessary
Operational Effectiveness & Scalability	Oversees, manages and drives operational efficiency, optimization and effectiveness to ensure a high delivery of service standards through the use of innovative solutions and automation
Customer (Internal and/or External) Experience	Builds strong customer relationships and delivers customer-centric solutions that are aligned to customer needs, driving high levels of customer satisfaction and engagement
Community Leadership & External Relationships	Promotes our mission and builds relationships with third party associations, businesses, social groups and other organizations that are beneficial to achieving our mission
Incentive Award Payouts
The following table shows our performance against each corporate performance measure selected in 2022 and the resulting payout percentage (dollars in thousands):
Corporate Performance Measure	Weighting	Actual Results		Achievement %	Payout %
Net Operating Income(1)	25%	$227,929	Below Target	99%	93%
Operating ROA(2)	20%	1.14%	Below Target	98%	84%
Operating ROTCE(3)	30%	16.84%	Superior	114%	150%
Operating Efficiency Ratio(4)	25%	55.21%	At Target	100%	99%
	100%				110%

(1)
Net operating income excludes from net income OREO gains, net of valuation adjustments, gains on sale of securities, gain on sale of Dixon, Hubard, Feinour & Brown, Inc., and branch and operations center closing costs and severance.

(2)
Operating ROA is calculated by dividing net operating income (defined above) by our average total assets.

(3)
Operating ROTCE is calculated by dividing net operating income (defined above), as further adjusted to exclude preferred dividends and tax-effected amortization of intangible assets, by our average tangible common equity.

(4)
Operating efficiency ratio is calculated by taking our adjusted non-interest expense and dividing it by our adjusted revenues. Adjusted noninterest expense excludes the amortization of intangible assets, branch and operations center closing costs and severance and OREO gains, net of valuation adjustments. Adjusted revenues exclude from noninterest income gain on sale of securities and the gain on sale of Dixon, Hubard, Feinour & Brown, Inc.

The following table describes key highlights of each NEO’s individual/divisional performance in 2022, and the associated payout percentage of their incentive award under the MIP for 2022, in each case as approved by the Compensation Committee (but for Mr. Brown, who was not eligible to receive payment of an incentive award under the MIP due to his departure from the Company on June 30, 2022):
Name	Individual Performance Key Highlights	Payout %
John C. Asbury	Achieved excellent performance with the completion of the three-year strategic plan ending in 2022, and transitioned to a new three-year plan with defined business objectives and priorities. Continued to demonstrate strong leadership capabilities by developing and attracting a first-rate executive team through both transitions in and out of the organization during 2022. Achieved numerous individual honors and recognition, and through participation in significant banking industry, public and private sector opportunities, has strengthened the Bank’s relationships and reputation across our footprint.	125%
Robert M. Gorman	Led the process to develop our next three-year strategic plan, and closed out the prior plan which was successfully accomplished despite the unexpected challenges of the pandemic. Initiated and led the sale of Dixon, Hubard, Feinour and Brown, Inc. to Cary Street Partners Financial. Directed and drove our customer deposit pricing strategy, exception pricing strategy, management of liquidity volatility, and other liquidity/collateral management activities. Successfully positioned us to be fully transitioned from LIBOR by the regulatory deadline of June 30, 2023. Completed the full implementation of the Axiom Reporting and Planning System, a new consolidation, reporting, and budgeting system.	125%
Maria P. Tedesco	With organic growth as a top priority for 2022, Ms. Tedesco led the prioritization of revenue producing and growth initiatives which resulted in strong performance in all wholesale categories, consumer deposits, consumer lending and business banking. She also continued to lead the efforts to transform the business and “modernize” the Bank in many different areas, including organizational design, leadership, brand, customer experience, operations, technology and governance.	125%

Name	Individual Performance Key Highlights	Payout %
David V. Ring	Under Mr. Ring’s leadership, the wholesale business exceeded its financial metrics while building new sources of revenue including foreign exchange, loan syndication, and asset-based lending (“ABL”). And through the reorganization of our credit delivery process, his teams have increased scale and improved production. Mr. Ring brought in the new ABL team in August 2022 and the team has already exceeded its original business plan targets. Through consistent prospect development and aligning prospecting with our geographic and risk appetite, approximately 40% of the wholesale clients acquired in 2022 were new to the Bank.	125%
Shawn E. O’Brien	Mr. O’Brien provided excellent leadership during a year of continual transformation in his areas of responsibility, which ultimately resulted in bringing all facets of the Bank closer to the customer. His teams achieved success in maintaining a deposit base that allowed them to focus on loan growth, which growth was consistent throughout 2022. For the second year in a row, under his leadership, the Consumer Banking business was able to manage expenses under budget for much of the year even when faced with record high vacancy rates and rapid wage inflation. He also led the effort to rationalize the branch network through the consolidation of 16 branches in March 2022.	125%
In early 2023, the Compensation Committee and our Board approved the following incentive award payouts to the NEOs under the MIP for 2022 (but for Mr. Brown) based on each NEO’s annualized base salary level in effect at year-end 2022. The Compensation Committee did not exercise its discretion to adjust any of the incentive award payouts.
Name	Incentive Award Payout	% of Base Salary
John C. Asbury	$977,766	113%
Robert M. Gorman	$324,369	73%
Maria P. Tedesco	$479,689	79%
David V. Ring	$243,425	60%
Shawn E. O’Brien	$195,148	54%
Long-Term Incentive Compensation
We also use long-term incentive compensation to motivate our executives to execute and achieve long-term results and to align their interests with those of our shareholders. The Compensation Committee approves long-term incentive compensation awards annually.
In making long-term incentive compensation determinations, the Compensation Committee considers the following:
•
our performance relative to peers;

•
industry-specific survey results;

•
the data and opinions offered by the Compensation Committee’s independent compensation consultant;

•
our earnings, growth, and risk management practices and results; and

•
the accounting and tax treatment of the type of award that may be granted, for both us and the recipient.

We also maintain a stock ownership policy to support the objective of increasing the amount of our common stock owned by our executive officers (including our NEOs), to align the financial interests of our executive officers with the general financial interests of our shareholders, and to seek to ensure that our executive officers have a significant stake in our long-term success.
Stock Incentive Plan
In 2021, our shareholders approved the Atlantic Union Bankshares Corporation Stock and Incentive Plan, as amended and restated May 4, 2021, which we refer to as the “AUB SIP”. Under the AUB SIP, we can grant up to 4,000,000 shares of our common stock in the form of stock options, restricted stock, restricted stock units, stock awards, PSUs and performance cash awards to our eligible employees and non-employee directors. The Compensation Committee administers the AUB SIP and has discretion with respect to determining whether, when, and to whom such awards may be granted. The Compensation Committee also determines the terms and conditions for each such award, including any vesting schedule (subject to Board approval, in the case of NEOs). As of December 31, 2022, there were 1,556,274 shares remaining under the AUB SIP for future grants and awards.
2022 Long-Term Incentive Program Awards
The Compensation Committee grants a combination of time-based restricted stock and PSU awards in order to balance our executives’ long-term incentive compensation between retention and performance awards. The Compensation Committee believes that this combination, coupled with meaningful stock ownership requirements, reduces the risk profile of the awards while ensuring that our executives are focused on our long-term success and increasing shareholder value.
The 2022 Long-Term Incentive Program (“LTIP”) awards granted to our NEOs in February 2022 consisted of the following:
Award Type	Portion of LTIP Awards	Vesting or Performance Period
Time-Based Restricted Stock	40%	Three-year ratable vesting
Performance Share Units	60%	Three-year performance period
Time-Based Restricted Stock. The time-based restricted stock awards will vest in equal annual installments over a three-year period, provided the executive remains employed through each vesting date, subject to certain exceptions.
Performance Share Units. The PSUs are only earned upon our achievement of the selected performance measure established by the Compensation Committee over a three-year performance period, provided the executive remains employed through the payment date (which is the date within sixty days following the end of the three-year performance period that the Compensation Committee certifies the performance results), subject to certain exceptions.
In 2022, the Compensation Committee continued its past practice of using our TSR, relative to the TSR of banks comprising the KBW Regional Banking Index, as the performance measure for the 2022 LTIP awards. At the time of their grant in February 2022, the PSU awards would vest at the end of the performance period based on a threshold of 10% (for relative TSR at the 25th percentile), a target of 100% (for relative TSR at the 50th percentile), and a maximum of 200% (for relative TSR at the 100th percentile). In August 2022, the Compensation Committee recommended that the Board approve an amendment to our 2022 PSU awards to change the threshold payout level from 10% to 50%. The Compensation Committee believes that this amendment better aligns with our compensation peer group and will allow us to maintain market-competitive pay so we may continue to attract and retain high-performing executives. The Board approved this amendment in October 2022. Performance between the stated percentiles is calculated using straight line interpolation. Relative TSR below the 25th percentile will result in no vesting of the 2022 PSU awards.
In addition, all 2022 LTIP awards (time-based restricted stock and PSUs) are subject to clawback by us as required by applicable law, SEC or listing exchange rules and regulation or our Compensation Clawback Policy. Under our Compensation Clawback Policy, if we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the securities laws, the Compensation Committee will require, to the extent appropriate, the surrender or repayment of a portion or all of the cash and/or shares received in payment of the PSU and time-based restricted stock awards. We reserve the right to modify other long-term incentive awards granted to an executive should they fail to surrender or repay the PSU and/or time-based restricted stock awards in compliance with this provision.
For a description of the treatment of time-based restricted stock and PSU awards upon termination, see “Potential Payments Upon Termination or Change in Control—Equity Awards” below.
2022 Long-Term Incentive Program Awards. The table below shows the number of shares and units granted as time-based restricted stock and PSU awards under the 2022 LTIP to our NEOs in February 2022:
Name	Time-Based Restricted Stock	Performance Share Units(1)
John C. Asbury	13,227	19,841
Robert M. Gorman	4,726	7,088
Maria P. Tedesco	7,107	10,661
David V. Ring	3,127	4,691
Shawn E. O’Brien	1,945	2,918
M. Dean Brown	2,940	4,411

(1)
The amount provided represents payment of the 2022 PSUs at target.

2020 Performance Share Unit Results
The performance period for the 2020 PSUs ended on December 31, 2022. The performance measure for this award was our TSR, relative to the TSR of banks comprising the KBW Regional Banking Index. The 2020 PSUs had a payout threshold of 10% (for relative TSR at the 25th percentile), a target of 100% (for relative TSR at the 50th percentile), and a maximum of 200% (for relative TSR at the 100th percentile).
Measure	Threshold	Target	Maximum	Actual Performance
Relative TSR(1)	25th percentile	50th percentile	100th percentile	35th percentile

(1)
Measured relative to the KBW Regional Banking Index.

Based on the above, the 2020 PSUs were earned at 46% of target. Payment of the earned portion of the 2020 PSUs occurred on February 15, 2023, the date the Compensation Committee certified the performance results, and were as follows:
Name	2020 Earned PSUs
John C. Asbury	8,785
Robert M. Gorman	3,321
Maria P. Tedesco	4,016
David V. Ring	2,154
Shawn E. O’Brien	1,087
M. Dean Brown	1,567

Executive Stock Ownership Policy
Our stock ownership policy was developed based on a review of competitive market practice for the purpose of enhancing the alignment of executive and shareholder interests. Our stock ownership policy applies to our executive officers based upon their position as follows:
Position	Value of Shares Owned
Chief Executive Officer	5× Base Salary
Bank President	3× Base Salary
Chief Financial Officer	3× Base Salary
Other Executive Officers	1× Base Salary
The stock ownership policy states that each executive should achieve the designated level of stock ownership within a five-year period. Under the stock ownership policy, if the required stock ownership level is increased for an executive, there is an additional three-year period in which the executive is expected to achieve the new required ownership level. For a new executive officer, as defined in the policy, the five-year period begins on January 1 of the year following his or her date of hire or designation as an executive officer. Prior to meeting the applicable stock ownership level noted in our stock ownership policy, an executive officer must retain 50% of the pre-tax value of any new shares acquired through our incentive plans or other equity compensation arrangements. Unexercised stock options and unearned PSUs are not counted toward an executive officer’s stock ownership level under the stock ownership policy.
Each executive officer’s stock ownership level is reviewed annually by our Compensation Committee. As of the April 2022 review, all of our NEOs were in compliance with their respective stock ownership levels or were within the initial five-year period to achieve compliance.
Employment Agreements
On January 14, 2022, we entered into an employment agreement with Ms. Tedesco, in connection with her appointment as Chief Operating Officer of the Bank. Also on January 14, 2022, we entered into an amended and restated employment agreement with each of Mr. Asbury and Mr. Gorman to make non-material, conforming changes to their pre-existing agreements for alignment with Ms. Tedesco’s agreement. Mr. Asbury, Mr. Gorman and Ms. Tedesco are our only NEOs who have employment agreements with the Company. The terms of these agreements were negotiated and determined with the consideration of the best interests of the Company and our shareholders. In attracting and securing a talented team of executive officers, we believe we have positioned the Company to successfully execute our growth strategy and vision.
The employment agreement with each of Mr. Asbury, Mr. Gorman and Ms. Tedesco had an initial term that ended on December 31, 2022, at which time it automatically renewed and will continue to renew on each December 31 thereafter, unless we give notice to the executive by September 30 before the applicable renewal date that the employment term will not be extended. Under each employment agreement, the executive’s base salary is reviewed annually by the Board, and each executive is eligible to participate in our short-term and long-term incentive compensation plans, at the discretion of our Board and Compensation Committee.
Severance and Change in Control Arrangements
We provide change in control benefits, and in certain circumstances severance benefits, specifically to retain our executive officers, including our NEOs, during a potential change in control and also to provide income continuation in the event of certain involuntary terminations. We believe these arrangements are consistent with peer practices and provide an appropriate level of compensation to our executive officers if their employment is terminated and they need to find comparable employment within a short period of time. The change in control benefits also allow our executives to pursue potential change in control transactions that are in the best interests of our shareholders regardless of whether such transactions may result in the loss of their own job.

Each of our employment agreements with Mr. Asbury, Mr. Gorman and Ms. Tedesco provide severance benefits in the event of certain involuntary terminations. In addition, we have entered into management continuity agreements with Mr. Asbury, Mr. Gorman and Ms. Tedesco that provide certain “double trigger” cash severance benefits in the event of a qualifying termination following a change in control.
All of our other NEOs participate in the Atlantic Union Bankshares Corporation Executive Severance Plan as amended and restated effective November 18, 2021 (the “Executive Severance Plan”), which provides severance benefits in the event of certain involuntary terminations, including “double-trigger” cash severance benefits in the event of a qualifying termination following a change in control.
For a more detailed description of the severance and change in control benefits applicable to our NEOs, including a description of the vesting provisions for our time-based restricted stock and PSU awards, see the discussion below under “Potential Payments Upon Termination or Change in Control.” In addition, effective June 30, 2022, Mr. Brown departed from the Company, resulting in his receipt of certain benefits under our Executive Severance Plan. For a more detailed description of his severance payments, see “Potential Payments Upon Termination or Change in Control—Severance Agreement with Mr. Brown” and “—Actual Payments to Mr. Brown” below.
Executive Perquisites and Other Benefits
We provide limited perquisites to our executive officers, as follows.
In accordance with our vehicle policy, Messrs. Asbury, Ring and O’Brien and Ms. Tedesco are provided with Company-owned and maintained vehicles for business use, and any personal use is considered a perquisite to the NEO. Both Mr. Asbury and Ms. Tedesco also receive reimbursement of certain club memberships.
Our NEOs participate in our financial planning allowance program, which provides reimbursement of certain financial planning expenses up to a $10,000 (net of taxes) annual limit. In addition, we also provide our executive officers an executive health program, which for the NEOs includes an annual physical and concierge membership.
We also provide additional long-term disability coverage to executives who are unable (due to plan restrictions) to obtain the 60% of base salary coverage under our standard Long-Term Disability benefit. All of the NEOs are covered under this program.
Other Benefits and Agreements
Our executive officers are eligible to participate in the health and welfare benefit programs available to all of our employees. These programs include medical, dental, and vision coverages, short- and long-term disability plans, and life insurance. Our executive officers are also eligible to participate in our Employee Stock Ownership Plan.
In addition, we have a 401(k)-profit sharing plan, and our executive officer participate in this plan and are fully vested in their own contributions. Our discretionary matching contributions vest at 100% on two years of service.
The Company and each NEO are also parties to bank owned life insurance (“BOLI”) agreements. Generally, under each BOLI agreement, we applied to a reputable insurance company for an insurance policy on the executive’s life. The insured executive is requested to designate his beneficiary upon death. A death benefit will be paid to the executive’s designated beneficiary, or to the executive’s estate, as applicable, under the provisions of the applicable agreement, and a death benefit will also be paid to us. Any death benefit paid to us will be in excess of any death benefit paid to the executive’s designated beneficiary.

The following table outlines the respective cumulative death benefits that would be paid to each executive’s designated beneficiary or estate pursuant to any BOLI agreements we have entered into with the executive.
Name	Death Benefit
John C. Asbury	$100,000
Robert M. Gorman	$300,000
Maria P. Tedesco	$100,000
David V. Ring	$100,000
Shawn E. O’Brien	$100,000
Mr. Brown is no longer eligible for any death benefits under his BOLI agreement because his employment with us ended before he reached retirement age (age 65).
Executive Compensation in 2023
In November 2022, the Compensation Committee conducted an executive compensation review with data and analyses provided by Meridian, its independent compensation consultant at that time. The purpose of the review was to assess the market competitiveness of current compensation against updated data for the selected peer group of base salaries, short-term and long-term incentive targets to assist in making decisions for 2023. Individual positions are benchmarked as part of the review against comparable positions at other organizations in terms of role, level, and responsibilities. The review indicated that in the aggregate compensation levels fell within the competitive range for each pay component (meaning, plus or minus 15% of the market median); however, competitive positioning varied by individual.
In February 2023, the Compensation Committee and Board met and approved new base salaries for the NEOs. At the same time in February the Compensation Committee also approved and recommended to the Board for approval a change in the short-term incentive opportunity for Ms. Tedesco and Messrs. Gorman and Ring and a change in the long-term incentive opportunity for Mr. Asbury. All of these changes were made to ensure that targeted compensation to our individual executives remains competitive. As a result of these approvals the new base salaries and the target incentive opportunities for all NEOs for 2023 are as follows:
	2023 Base Salary	2023% Increase
John C. Asbury	$900,000	4%
Robert M. Gorman	$485,781	10%
Maria P. Tedesco	$630,691	4%
David V. Ring	$511,396	25%
Shawn E. O’Brien	$408,153	12%
	Incentive Opportunity
	2023 Short-Term	2023 Long-Term
John C. Asbury	100%	180%
Robert M. Gorman	70%	105%
Maria P. Tedesco	75%	115%
David V. Ring	55%	75%
Shawn E. O’Brien	45%	65%

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis provided above in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022.
Respectfully submitted by the members of the Compensation Committee,
Linda V. Schreiner, Chair
Frank Russell Ellett
Thomas P. Rohman
F. Blair Wimbush

EXECUTIVE COMPENSATION

Summary Compensation Table
The following Summary Compensation Table provides information on the compensation accrued, paid, or awarded to our NEOs by the Company or its subsidiaries during the years indicated.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)
John C. Asbury President and CEO of the Company; CEO of the Bank	2022	859,733	—	1,381,053	977,766	107,643	3,326,195
	2021	832,000	—	1,173,345	1,073,280	114,664	3,193,289
	2020	826,667	—	1,069,929	871,603	126,571	2,894,770
Robert M. Gorman EVP and Chief Financial Officer of the Company	2022	438,788	—	493,398	324,369	31,359	1,287,914
	2021	424,634	—	433,101	356,056	37,786	1,251,577
	2020	422,573	—	404,501	269,515	30,532	1,127,121
Maria P. Tedesco EVP of the Company; President and Chief Operating Officer of the Bank	2022	602,032	—	742,064	479,689	62,358	1,886,143
	2021	489,060	—	802,097	441,621	58,410	1,791,188
	2020	485,925	—	489,146	366,844	44,346	1,386,261
David V. Ring EVP of the Company; Wholesale Banking Group Executive of the Bank	2022	406,495	—	326,512	243,425	53,734	1,030,166
	2021	393,382	—	295,777	249,760	34,848	973,767
	2020	391,472		262,305	196,848	34,211	884,836
Shawn E. O’Brien(4) EVP of the Company; Consumer and Business Banking Group Executive of the Bank	2022	352,907	—	203,099	195,148	30,899	782,053
M. Dean Brown Former EVP of the Company; Former Chief Information Officer & Head of Enterprise Operations of the Bank	2022	197,285	—	307,009	—	521,830	1,026,124
	2021	369,910	—	289,143	196,422	43,848	899,323
	2020	368,114	—	229,025	196,090	36,602	829,831

(1)
The amounts reported reflect the aggregate grant date fair value of the time-based restricted stock and PSUs granted to our NEOs, computed in accordance with FASB ASC Topic 718. The grant date fair value of each award was determined based on the fair value of our common stock on the grant date except that the fair value of each PSU was estimated using the Monte Carlo simulation model. A discussion of our assumptions related to stock-based compensation are found in Note 14, “Employee Benefits and Stock Based Compensation,” to our consolidated financial statements included in our 2022 Annual Report on Form 10-K. In addition, for 2022, this amount includes the incremental fair value associated with the October 1, 2022 modification to the PSU awards granted in 2022. See “Compensation Discussion and Analysis—Long-Term Incentive Compensation—2022 Long-Term Incentive Program Awards” above and the Grants of Plan-Based Awards Table below for additional details. The Stock Awards column in our 2022 proxy statement contained an error that over-reported the amount of each applicable NEOs PSU awards in 2021 and 2020 by calculating the fair value of those awards based on the closing price of our common stock on the date of grant, rather than using the Monte Carlo simulation model; we have corrected these errors in this proxy statement. All PSU awards granted to NEOs were accounted for using the Monte Carlo simulation model in our financial statement footnotes in all years presented.

(2)
See “Compensation Discussion and Analysis—Short-Term Incentive Compensation” above for a description of how the Compensation Committee determined the incentive payments awarded in 2022.

(3)
The details of the components of this column are provided in the table below entitled “2022 All Other Compensation Table.”

(4)
Mr. O’Brien became a named executive officer for the first time in 2022.

2022 All Other Compensation Table
Name	Company Contributions to Retirement and 401(k) Plans(1) ($)	Dividends on Restricted Stock Awards(2) ($)	Other Plan Payments(3) ($)	BOLI Income ($)	Other Benefits ($)	Total ($)
John C. Asbury	13,687	31,539	18,205	113	44,099(4)	107,643
Robert M. Gorman	13,687	11,508	4,111	550	1,502(4)	31,358
Maria P. Tedesco	13,687	23,261	8,511	144	16,756(4)	62,359
David V. Ring	13,687	7,730	4,231	125	27,961(4)	53,734
Shawn E. O’Brien	13,687	4,355	1,290	70	11,497(4)	30,899
M. Dean Brown	13,687	3,729	2,712	36	501,666(5)	521,830

(1)
Represents matching contributions made by the Company to the Company’s 401(k) plan and discretionary employer contributions made by the Company to the Employee Stock Ownership Plan on behalf of the individuals.

(2)
The executives receive the same cash dividends on restricted shares as holders of common stock.

(3)
Represents premiums paid on supplemental long-term disability benefits for each executive under the Supplemental Individual Disability Plan.

(4)
Represents (a) the aggregate incremental costs for personal use of Company-owned cars for Messrs. Asbury, Ring and O’Brien and Ms. Tedesco calculated based on the annual costs for us to own and operate each car, taking into account depreciation, insurance, maintenance and fuel; (b) financial planning services for Messrs. Asbury, Brown and O’Brien and Ms. Tedesco; (c) country club dues for Mr. Asbury and Ms. Tedesco, and (d) executive health benefits provided to all NEOs.

(5)
Amounts in this column for Mr. Brown include the following: financial planning and executive health benefits provided before his separation in the amount of $10,109, and a lump sum severance payment in accordance with our Executive Severance Plan in the amount of $491,557. For additional information regarding his severance payments, including the value of his accelerated equity awards, see “Potential Payments Upon Termination or Change in Control—Severance Agreement with Mr. Brown” and “—Actual Payments to Mr. Brown” below.

Grants of Plan-Based Awards in 2022
The following table provides information regarding stock awards granted in 2022 and the annual cash incentive compensation award opportunity for 2022 for each NEO.
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock Awards(4) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John C. Asbury	N/A	86,528	865,280	1,297,920	—	—	—	—	—
	2/24/2022	—	—	—	9,921	19,841	39,682	—	831,735
	2/24/2022	—	—	—	—	—	—	13,227	519,160
	10/1/2022	—	—	—	—	—	—	—	30,158(5)
Robert M. Gorman	N/A	28,705	287,052	430,579	—	—	—	—	—
	2/24/2022	—	—	—	3,544	7,088	14,176	—	297,129
	2/24/2022	—	—	—	—	—	—	4,726	185,496
	10/1/2022	—	—	—	—	—	—	—	10,774(5)
Maria P. Tedesco	N/A	42,450	424,504	636,756	—	—	—	—	—
	2/24/2022	—	—	—	5,331	10,661	21,322	—	446,909
	2/24/2022	—	—	—	—	—	—	7,107	278,950
	10/1/2022	—	—	—	—	—	—	—	16,205(5)
David V. Ring	N/A	20,456	204,559	306,838	—	—	—	—	—
	2/24/2022	—	—	—	2,346	4,691	9,382	—	196,647
	2/24/2022	—	—	—	—	—	—	3,127	122,735
	10/1/2022	—	—	—	—	—	—	—	7,130(5)
Shawn E. O’Brien	N/A	16,399	163,990	245,985	—	—	—	—	—
	2/24/2022	—	—	—	1,459	2,918	5,836	—	122,323
	2/24/2022	—	—	—	—	—	—	1,945	76,341
	10/1/2022	—	—	—	—	—	—	—	4,435(5)
M. Dean Brown	N/A	17,312	173,118	259,677	—	—	—	—	—
	2/24/2022	—	—	—	2,206	4,411	8,822	—	184,909
	2/24/2022	—	—	—	—	—	—	2,940	115,395
	10/1/2022	—	—	—	—	—	—	—	6,705(5)

(1)
Represents the possible payout range under the MIP for annual cash incentive awards granted in 2022, with all payments subject to achievement of corporate and individual/divisional performance measures. The annual cash incentive awards earned by and paid to the NEOs in 2022 under the MIP are shown in the Summary Compensation Table under the column captioned “Non-Equity Incentive Plan Compensation.”

(2)
Reflects PSU awards granted under the LTIP. See “Compensation Discussion and Analysis—Long-Term Incentive Compensation—2022 Long-Term Incentive Program Awards” for additional details. Any PSUs earned will be paid after the Compensation Committee certifies the performance results, which must occur within the 60-day period following the end of the performance period.

(3)
Reflects time-based restricted stock awards granted under the LTIP. See “Compensation Discussion and Analysis—Long-Term Incentive Compensation—2022 Long-Term Incentive Program Awards” for additional details.

(4)
The amounts reported reflect the aggregate grant date fair value of the awards, computed in accordance with FASB ASC Topic 718. The grant date fair value of each award was determined based on the fair value of our common stock on the grant date except that the fair value of each PSU was estimated using the Monte Carlo simulation model. A discussion of our assumptions for stock-based compensation are found in Note 14, “Employee Benefits and Stock Based Compensation,” to our consolidated financial statements included in our 2022 Annual Report on Form 10-K.

(5)
The amount reported reflects the incremental fair value associated with the October 1, 2022 adjustment to the PSUs granted in 2022, computed in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at Fiscal Year-End 2022
The following table shows certain information regarding outstanding time-based restricted stock and PSU awards previously granted to our NEOs that were outstanding as of December 31, 2022. None of our NEOs held any outstanding stock options as of December 31, 2022.
As reflected in the table below, all of Mr. Brown’s outstanding restricted stock awards accelerated and vested on July 9, 2022 in accordance with the applicable award agreement and his severance agreement and release of claims. In addition, Mr. Brown is also eligible to receive a pro-rated payout of certain PSU awards based on our performance during the applicable performance period(s) related thereto.
	Stock Awards
Name	Grant Date or Performance Period	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested(2) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
John C. Asbury	2/20/2020	4,244(3)	149,134	—	—
	2/23/2021	7,972(4)	280,136	—	—
	2/24/2022	13,227(5)	464,797	—	—
	1/1/2020-12/31/2022	8,785(6)	308,705	—	—
	1/1/2021-12/31/2023	—	—	17,938(7)	630,341(7)
	1/1/2022-12/31/2024	—	—	19,841(7)	697,213(7)
Robert M. Gorman	2/20/2020	1,604(3)	56,365	—	—
	2/23/2021	3,014(4)	105,912	—	—
	2/24/2022	4,726(5)	166,072	—	—
	1/1/2020-12/31/2022	3,321(6)	116,700	—	—
	1/1/2021-12/31/2023	—	—	6,781(7)	238,284(7)
	1/1/2022-12/31/2024	—	—	7,088(7)	249,072(7)
Maria P. Tedesco	2/20/2020	1,940(3)	68,172	—	—
	2/23/2021	3,818(4)	134,165	—	—
	12/9/2021	3,649(8)	128,226	—	—
	2/24/2022	7,107(5)	249,740	—	—
	1/1/2020-12/31/2022	4,016(6)	141,122	—	—
	1/1/2021-12/31/2023	—	—	8,591(7)	301,888(7)
	1/1/2022-12/31/2024	—	—	10,661(7)	374,628(7)
David V. Ring	2/20/2020	1,040(3)	36,546	—	—
	2/23/2021	2,094(4)	73,583	—	—
	2/24/2022	3,127(5)	109,883	—	—
	1/1/2020-12/31/2022	2,154(6)	75,692	—	—
	1/1/2021-12/31/2023	—	—	4,712(7)	165,580(7)
	1/1/2022-12/31/2024	—	—	4,691(7)	164,842(7)
Shawn E. O’Brien	2/20/2020	525(3)	18,449	—	—
	2/23/2021	1,140(4)	40,060	—	—
	2/24/2022	1,945(5)	68,347	—	—
	1/1/2020-12/31/2022	1,087(6)	38,197	—	—
	1/1/2021-12/31/2023	—	—	2,566(7)	90,169(7)
	1/1/2022-12/31/2024	—	—	2,918(7)	102,539(7)
M. Dean Brown	1/1/2020-12/31/2022	1,567(9)	55,064	—	—
	1/1/2021-12/31/2023	—	—	2,216(10)	77,870(10)
	1/1/2022-12/31/2024	—	—	735(10)	25,828(10)

(1)
Computed by multiplying the number of shares reported in the preceding column by the closing price of our common stock on December 31, 2022 of $35.14 per share.

(2)
Represents PSUs that are subject to the achievement of pre-established performance measures and the officer’s continued service through the payment date, which is the date following the end of the three-year performance period that the Compensation Committee certifies the performance results. Any PSUs that vest will be converted to shares of our common stock on a one-for-one basis. PSUs that do not vest will be forfeited.
(3)
2020 time-based restricted stock (“TRS”). This award vested on February 20, 2023.

(4)
2021 TRS. One-half of the outstanding TRS vested on February 23, 2023, and one-half is scheduled to vest on February 23, 2024.

(5)
2022 TRS. One-third of the outstanding award vested on February 24, 2023, one-third is scheduled to vest on February 24, 2024, and one-third is scheduled to vest on February 24, 2025.

(6)
2020 PSU (Performance Achieved). Represents PSUs earned upon satisfaction of performance at 46%, subject to the officer’s continued service through the payment date. These PSUs were vested and paid February 15, 2023. See the description of our company’s performance and satisfaction of the performance measures for the 2020 PSUs in “Compensation Discussion and Analysis—Long-Term Incentive Compensation—2020 Performance Share Unit Results” above.

(7)
PSUs (Performance Not Yet Achieved). The number of unearned PSUs reported assumes the units are earned and vested at the targeted performance level.

(8)
2021 TRS. All of the outstanding award is scheduled to vest on December 9, 2023.

(9)
2020 PSU (Performance Achieved). Represents a prorated portion, based on the number of months employed during the performance period, of the originally granted PSUs earned upon satisfaction of performance to be paid on the payment date in accordance with Mr. Brown’s PSU award agreement. These PSUs were vested and paid February 15, 2023. See the description of our company’s performance and satisfaction of the performance measures for the 2020 PSUs in “Compensation Discussion and Analysis—Long-Term Incentive Compensation—2020 Performance Share Unit Results” above.

(10)
PSUs (Performance Not Yet Achieved). The number of unearned PSUs reported represents a prorated portion, based on the number of months employed during the performance period, of the originally granted PSUs and assumes the units are earned and vested at the targeted performance level.

Stock Vested in 2022
The following table provides information that is intended to enable investors to understand the value of the equity realized by the NEOs upon the vesting of stock during the most recent fiscal year. None of the NEOs exercised any stock options during 2022, nor do they hold any outstanding stock options.
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
John C. Asbury	34,880	1,415,278
Robert M. Gorman	12,167	493,885
Maria P. Tedesco	16,397	649,671
David V. Ring	8,101	328,907
Shawn E. O’Brien	2,543	100,920
M. Dean Brown	13,289	501,806

(1)
The value realized is the gross number of shares that vested multiplied by the closing price of our common stock on the vesting date. For purposes of this table, where a vesting date was a non-business day, we used the closing price of our common stock on the business day before the vesting date.

Nonqualified Deferred Compensation for 2022
We offer a nonqualified deferred compensation plan administered by the Virginia Bankers Association (“VBA”) Benefits Corporation under which eligible executives and non-employee directors may elect annually to defer compensation paid to them by us on a pre-tax basis. The VBA’s nonqualified deferred compensation plan is a defined contribution plan under which contributions are posted to the participant’s account at the time of the actual deferral and the account is credited with earnings commensurate with the elected investments. The available investment options are our common stock and the funds available for directed investment under the Virginia Bankers Association Master Defined Contribution Plan. These investments are held in a “rabbi trust” administered by the VBA Benefits Corporation. The funds are held in the rabbi trust until such time as the executive or director is entitled to receive a distribution.
Participants elect, in advance of the deferral of their compensation, the timing for when the funds will be distributable to them. In general, a participant may elect distributions to occur on a specific date before termination of employment, upon termination of employment for any reason including retirement, death or disability, or on a change in control. Participants may also select the form in which benefits will be paid, which can be either as a lump sum or in substantially equal installments, payable annually, over a term of no less than 2 years and no more than 20 years.
The following table summarizes the nonqualified deferred compensation for the NEOs in 2022.
Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(2) ($)
John C. Asbury	—	—	—	—	—
Robert M. Gorman	75,000	—	(17,153)	—	130,799
Maria P. Tedesco	—	—	—	—	—
David V. Ring	81,299	—	(39,854)	—	218,308
Shawn E. O’Brien	160,372	—	(61,775)	—	353,038
M. Dean Brown	—	—	—	—	—

(1)
These amounts are included in the Summary Compensation Table.

(2)
Of the amounts disclosed in this column, the following amounts were previously reported as compensation to the NEO in a Summary Compensation Table prior to 2022: Gorman—$64,800 and Ring—$177,022.

Potential Payments upon Termination or Change in Control
Employment Agreements of Mr. Asbury, Mr. Gorman and Ms. Tedesco
The employment agreements between the Company and each of Mr. Asbury, Mr. Gorman and Ms. Tedesco require us to make certain severance payments and provide severance benefits to the applicable executive upon the termination of the executive’s employment with the Company under certain circumstances.
Termination Without Cause or for Good Reason. Under each employment agreement, if we terminate the executive’s employment without “Cause” (as defined in the agreement) or if the executive terminates his or her employment for “Good Reason” (as defined in the agreement), the executive will be entitled to payment of the executive’s then current base salary for a period of two years from the termination date paid in installments as if the executive had remained employed, plus a welfare benefit paid in a lump sum equal to the product of our monthly contribution to group health, dental and vision insurance benefits times 24 (the “Welfare Benefit”). Payment of such compensation and benefits contributions is subject to receipt from the executive of a signed release and waiver of claims and satisfaction of the other requirements, conditions and limitations set forth in the agreement.
Failure to Renew Employment Agreement. If we fail to renew the executive’s employment agreement for calendar year 2023 or thereafter, the executive will be entitled to payment of the executive’s base salary for one year from the termination date paid in installments as if the executive had remained employed, plus a welfare benefit paid in a lump sum equal to the product of our monthly contribution to group health, dental and vision insurance benefits times 12. Payment of such compensation and benefits contributions is subject to receipt from the executive of a signed release and waiver of claims and satisfaction of the other requirements, conditions and limitations set forth in the agreement.
Death. If the executive’s employment is terminated due to death, we will pay his or her designated beneficiary or estate an amount equal to the executive’s then current base salary for a period of six months in installments as if the executive had remained employed.
Cause. In the event of a termination for Cause, each executive is only entitled to receive his or her accrued but unpaid base salary and any unreimbursed expenses he or she may have incurred before the date of termination.
Change in Control. Each employment agreement terminates in the event there is a change in control of the Company, at which time the management continuity agreements detailed below will become effective and any termination benefits will be determined and paid solely pursuant to the applicable management continuity agreement.
Management Continuity Agreement of Mr. Asbury, Mr. Gorman and Ms. Tedesco
We have entered into management continuity agreements with each of Mr. Asbury, Mr. Gorman and Ms. Tedesco, which have the same term and renewal provisions as their respective employment agreement described above under “Compensation Discussion and Analysis—Employment Agreements.”
Under each management continuity agreement, we or our successor must continue to employ each executive for a term of two years after the date of a “Change in Control” of the Company (as defined in the agreement). This two-year protection period was reduced from a three-year protection period previously provided in the management continuity agreements with Messrs. Asbury and Gorman prior to their amendment and restatement on January 14, 2022. Under their respective agreements, each executive will retain commensurate authority and responsibilities, compensation and benefits, and will receive a base salary equal to or greater than the base salary they received in the year immediately prior to the Change in Control and an annual bonus equal to or greater than the average annual bonus they received for the two years immediately prior to the Change in Control.
If the executive’s employment is terminated during the two-year protection period following a Change in Control, other than for death, “Cause” or “Disability” (each as defined in the agreement), or if the executive terminates his or her employment for “Good Reason” (as defined in the agreement), each executive will be entitled to a lump sum cash payment after the date of termination in an amount equal to:
•
any benefits and compensation (including short- and long-term incentive awards) which have been earned or become payable, but have not yet been paid, including any amounts previously deferred (paid within ten days of termination);

•
a prorated annual bonus for the year of termination (paid within ten days of termination);

•
two times the sum of the executive’s then-current base salary, plus the highest annual bonus paid or payable to the executive for the two most recently completed fiscal years (paid within 60 days of termination); and

•
the Welfare Benefit.

Each management continuity agreement also provides for a “cutback” to certain minimum payments and benefits so that the payments do not trigger an excise tax. Payment of any severance and other benefits under the agreement is subject to receipt from the executive of a signed release and waiver of claims and satisfaction of the other requirements, conditions and limitations set forth in the agreement.
If the executive’s employment is terminated due to their disability or death during the two-year protection period following a Change in Control, we will pay him or her, or their designated beneficiary, as applicable, a lump sum payment in an amount equal to six months of the executive’s then-current base salary, plus the amount of the Welfare Benefit.

Executive Severance Plan
The Executive Severance Plan provides benefits to certain of our executive officers, including our NEOs (other than Mr. Asbury, Mr. Gorman and Ms. Tedesco, as described above), in the event of: (i) the executive’s involuntary termination by us without cause or (ii) the executive’s involuntary termination by us without cause or by the executive for good reason within three years following a Change in Control of the Company; as defined in the Executive Severance Plan and further described below.
Termination Without Cause—No Change in Control. Under the Executive Severance Plan, if a participant is involuntarily terminated by us without cause, and such termination is not in connection with, or occurs more than three years following, a Change in Control of the Company, the executive will receive:
•
a lump sum payment equal to the sum of (i) the executive’s annualized base salary at the time of termination, plus (ii) an amount equal to the executive’s annual incentive bonus paid or payable for the year immediately prior to the termination date, pro-rated for the then-current calendar year through the termination date;

•
a lump sum payment equal to 12 times the Company-paid monthly subsidy for group health and dental plans;

•
outplacement services for 12 months provided in accordance with our guidelines; and

•
any earned but unpaid obligations under any of our other benefit plans (“accrued obligations”).

Termination Following a Change in Control. The Executive Severance Plan also provides certain enhanced post-termination benefits for eligible “Tier 1 Executives” (including each of the participating NEOs) in the case of a termination without cause or for good reason, if such termination occurs within three years following a Change in Control of the Company. This enhanced post-termination benefit is provided in a tiered structure to participants in the Executive Severance Plan.
Messrs. O’Brien and Ring are (and Mr. Brown before he departed the Company was) identified as “Tier 1 Executives” under the Executive Severance Plan, and would be entitled to receive the following enhanced post-termination benefits in the event of their termination without cause or for good reason within three years of a Change in Control of the Company:
•
a lump sum cash payment equal to two times the sum of (i) the executive’s annualized base salary at the time of termination plus (ii) the executive’s highest annual incentive bonus paid or payable, including by reason of deferral, for the two most recently completed years;

•
a lump sum cash payment equal to 24 times the Company-paid monthly subsidy for group health and dental plans;

•
outplacement services for 12 months provided in accordance with our guidelines; and

•
any accrued obligations.

In the case of a qualifying termination with or without a Change in Control, an executive must execute and not revoke a release of claims and non-solicitation agreement with us to receive any benefits under the Executive Severance Plan (other than the accrued obligations). An executive who is a party to another agreement with us that provides severance or severance-type benefits upon termination of employment is not eligible to participate in the Executive Severance Plan. In addition, no benefits will be paid to the extent they are duplicative of benefits under any other plans or agreements with the Company.
The Board and the Compensation Committee reserve the right to amend, modify or terminate the Executive Severance Plan at any time if they determine that it is necessary or desirable to do so.
Equity Awards
Time-Based Restricted Stock. Under our time-based restricted stock award agreement, all unvested shares of restricted stock will automatically vest if the executive’s employment is terminated (a) due to death or permanent and total disability, (b) when the executive is entitled to severance under an employment agreement or the Executive Severance Plan (each as described above), (c) due to retirement at or after age 65 with the consent of the Compensation Committee, or (d) due to retirement before reaching age 65, if the Compensation Committee, in its sole discretion, waives forfeiture of the unvested shares. In addition, all unvested shares of restricted stock will automatically vest following a Change in Control of the Company (as defined in the AUB SIP) if (i) the award is assumed by the surviving entity and the executive is terminated without cause (as defined in the award agreement or an applicable employment agreement) or for good reason within two years of the Change in Control, or (ii) on the date of the Change in Control, if the surviving entity does not assume or equitably convert the award.
Performance-Based Restricted Stock Units. Under our PSU award agreement, if the executive’s employment is terminated before the payment date (a) due to death or permanent and total disability, (b) when the executive is entitled to severance under an employment agreement or the Executive Severance Plan (each as described above), (c) due to retirement at or after age 65 with the consent of the Compensation Committee, or (d) due to retirement before reaching age 65 (if the Compensation Committee, in its sole discretion, waives forfeiture of the unvested units), then a pro rata portion of the units earned based on the Compensation Committee’s determination of the level of achievement for the performance goal for the entire performance period will vest and be paid on the payment date; provided that in certain instances, the executive complies with or enters into, as applicable, a non-competition agreement. In addition, if there is a Change in Control of the Company (as defined in the award agreement) on or before the end of the performance period, and the executive remains employed until the Change in Control, the target number of units will be deemed earned and will vest and be paid upon the consummation of the Change in Control.
Severance Agreement with Mr. Brown
Effective June 30, 2022, Mr. Brown departed from the Company and he became entitled to certain payments and benefits described under the “Executive Severance Plan” section above and his equity awards accelerated under the applicable award agreements. In connection with his receipt of these payments and benefits, on July 1, 2022, we entered into a severance agreement and release of claims with Mr. Brown, which included certain non-solicitation provisions which apply for one year following his separation date, as well as certain confidentiality obligations. For additional information on the payments received by Mr. Brown, see “—Actual Payments to Mr. Brown” below.
Table Showing Potential Payments upon Termination or Change in Control
The following table shows potential post-employment payments that would be due to our current NEOs upon a termination of employment from the Company for various reasons, and payments that would be due to our current NEOs upon a change in control, in each case assuming that those events occurred on December 31, 2022.
If we terminate any NEO’s employment for “cause” or if the executive resigns without “good reason,” then we will have no further obligations to such NEO except for payment of any amounts earned and unpaid as of the effective date of the termination. Accordingly, those events are omitted from the table. In addition, Mr. Ring and Mr. O’Brien are not eligible for severance upon their termination for good reason under the Executive Severance Plan before a change in control and, therefore, we have omitted good reason (without change in control) from the table for each of them. At December 31, 2022, none of our current NEOs were eligible for retirement (defined as achieving age 65 in our equity awards) and, therefore, we have omitted retirement from the table.

For purposes of the table below, a “qualifying termination” is defined as termination by us without “cause” or termination by the executive for “good reason,” in each case as defined in the applicable agreement or plan.
Name and Event	Cash(1)	BOLI Payment(2)	Value of Accelerated Vesting		Total
			Restricted Stock(3)	PSUs(4)
John C. Asbury
Termination Events
Without Cause (without Change in Control)	2,731,966	—	1,202,772	652,632	4,587,370
Good Reason (without Change in Control)	2,731,966	—	1,202,772	652,632	4,587,370
Change in Control with Qualifying Termination	4,878,526	—	1,202,772	1,327,554	7,408,852
Failure to Renew Employment Agreement	1,854,866	—	1,202,772	652,632	3,710,270
Death (without Change in Control)	444,460	100,000	1,202,772	652,632	2,399,864
Disability (without Change in Control)	11,820	—	1,202,772	652,632	1,867,224
Death (with Change in Control)	456,280	100,000	1,202,772	652,632	2,411,684
Disability (with Change in Control)	456,280	—	1,202,772	652,632	2,311,684
Change in Control	—	—	—	1,327,554	1,327,554
Robert M. Gorman
Termination Events
Without Cause (without Change in Control)	1,233,647	—	445,048	241,880	1,920,575
Good Reason (without Change in Control)	1,233,647	—	445,048	241,880	1,920,575
Change in Control with Qualifying Termination	1,945,759	—	445,048	487,357	2,878,164
Failure to Renew Employment Agreement	779,008	—	445,048	241,880	1,465,936
Death (without Change in Control)	233,830	300,000	445,048	241,880	1,220,758
Disability (without Change in Control)	13,020	—	445,048	241,880	699,948
Death (with Change in Control)	246,850	300,000	445,048	241,880	1,233,778
Disability (with Change in Control)	246,850	—	445,048	241,880	933,778
Change in Control	—	—	—	487,357	487,357
Maria P. Tedesco
Termination Events
Without Cause (without Change in Control)	1,711,397	—	721,424	326,134	2,758,956
Good Reason (without Change in Control)	1,711,397	—	721,424	326,134	2,758,956
Change in Control with Qualifying Termination	2,670,775	—	721,424	676,515	4,068,714
Failure to Renew Employment Agreement	1,095,543	—	721,424	326,134	2,413,102
Death (without Change in Control)	312,637	100,000	721,424	326,134	1,460,196
Disability (without Change in Control)	9,420	—	721,424	326,134	1,056,979
Death (with Change in Control)	322,057	100,000	721,424	326,134	1,469,616
Disability (with Change in Control)	322,057	—	721,424	326,134	1,369,616
Change in Control	—	—	—	676,515	676,515

Name and Event	Cash(1)	BOLI Payment(2)	Value of Accelerated Vesting		Total
			Restricted Stock(3)	PSUs(4)
David V. Ring
Termination Events
Without Cause (without Change in Control)	677,562	—	295,703	165,334	1,138,599
Change in Control with Qualifying Termination	1,355,794	—	295,703	330,421	1,981,919
Death	—	100,000	295,703	165,334	561,037
Disability	—	—	295,703	165,334	461,037
Change in Control	—	—	—	330,421	330,421
Shawn E. O’Brien
Termination Events
Without Cause (without Change in Control)	584,590	—	165,053	94,292	843,935
Change in Control with Qualifying Termination	1,157,180	—	165,053	192,708	1,514,940
Death	—	100,000	165,053	94,292	359,345
Disability	—	—	165,053	94,292	259,345
Change in Control	—	—	—	192,078	192,078

(1)
Represents amount due under their respective employment agreement, management continuity agreement, and/or our Executive Severance Plan, as applicable, as described above. For the purpose of calculating payments to Mr. Ring and Mr. O’Brien for a termination without cause or a change in control with a qualifying termination, we have estimated the value of 12 months of outplacement services to be $12,000.

(2)
This amount represents payment under each executive’s respective BOLI agreement(s).

(3)
This amount represents the market value of unvested time-based restricted stock awards that would vest in connection with each noted termination event, based on the closing price of our common stock on December 31, 2022 of $35.14 per share.

(4)
For each event, other than following a change in control, this amount represents the market value of a pro rata portion of the NEO’s unvested PSUs, based on the closing price of our common stock on December 31, 2022 of $35.14 per share. The pro rata portion of each PSU award is determined by a fraction, the numerator of which is the number of months in the performance period during which the executive was continuously employed by us and the denominator of which is the number of months in the entire performance period. The pro rata portion of the PSUs will vest on the last day of each applicable performance period, based on our actual performance. With respect to the 2020 PSUs for which the performance conditions were met at 46% of target at December 31, 2022, but which remained unvested at year-end, the number of shares included in the PSUs column is based on our actual performance. With respect to all other PSU awards, the number of shares that vest for each NEO, and thus the value reflected in the table, assumes that PSUs are achieved at the “target” performance level. If there is a change in control of the Company (as defined in the agreement) on or before the end of the performance period, and the executive remains employed until the change in control, the target number of PSUs will be deemed earned and will vest and be paid upon the consummation of the change in control. Therefore, for a change in control, this amount represents the market value of the unvested target level of PSUs based on the closing price of our common stock on December 31, 2022 of $35.14 per share.

Actual Payments Payable to Mr. Brown
As noted above, our Executive Severance Plan does not provide for severance benefits in the event of an executive’s voluntary resignation and the Company does not pay out severance in such circumstance. The following table summarizes the actual post-termination payments that Mr. Brown is entitled to under our Executive Severance Plan and the terms of the applicable restricted stock and PSU award agreements, following his termination without cause effective June 30, 2022.
Description			Amount
Cash(1)			$503,557
Restricted Stock(2)			$198,883
PSUs	Performance Period Ends	Pro Rata PSUs (#)(3)
2020 PSU	December 31, 2022	1,567	$55,064(4)
2021 PSU	December 31, 2023	2,216	$75,765(4)
2022 PSU	December 31, 2024	735	$25,130(4)
Total Value			$858,399

(1)
This amount represents a lump sum payment equal to the sum of (a) his then current base salary at the time of termination, (b) his pro-rated annual incentive bonus for 2022, based on his annual incentive bonus paid in 2021, (c) $12,000, which is the estimated value of outplacement services for a period of 12 months after termination of employment, and (d) a welfare benefit paid in a lump sum equal to the product of our monthly contribution to group health, dental and vision insurance benefits times 12.

(2)
Mr. Brown’s unvested time-based restricted stock fully vested on July 8, 2022, when his severance agreement and release of claims became irrevocable. This amount was calculated based on the closing price of our common stock on July 8, 2022 of $34.19 per share.

(3)
The 2021 and 2022 PSU award amounts in this column represent a pro rata portion of Mr. Brown’s unvested PSU awards, determined by a fraction, the numerator of which is the number of months in the performance period during which he was continuously employed by us and the denominator of which is the number of months in the entire performance period. The 2021 and 2022 PSU awards will remain outstanding and will vest on the last day of each applicable performance period, based on our actual performance. The 2020 PSU award amount in this column represents the actual pro rata portion due to Mr. Brown from his 2020 PSU award which vested at 46% of target on December 31, 2022.

(4)
This amount represents the market value of the pro rata portion of Mr. Brown’s unvested 2021 and 2022 PSU awards based on the closing price of our common stock on July 8, 2022 of $34.19 per share and the actual value of the pro rata portion of Mr. Brown’s 2020 PSU award based on the closing price of our common stock at the end of the applicable performance period, December 31, 2022, of $35.14 per share.

CEO COMPENSATION PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information which describes the relationship of the CEO’s annual total compensation to the annual total compensation of a median employee of the Company.
In accordance with SEC rules, we determined a new median employee for 2020 and have used this same median employee for both the previous year and this year’s disclosure. There has been no change in our employee population or employee compensation arrangements since that median employee was identified that we believe would significantly impact our pay ratio disclosure.
To identify the median annual total compensation of all of our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:
•
We determined that, as of December 31, 2020, our employee population consisted of approximately 1,931 individuals with all of these individuals located in the United States. This population consisted of all of our full-time and part-time employees.

•
To identify the “median employee” from our employee population, we compared the amount of salary, wages, bonuses, and all other earnings as reported in our payroll records from January 1, 2020 to December 31, 2020.

•
We identified our median employee using this compensation measure, which was consistently applied to all our employees.

•
Once we identified our median employee, we combined all of the elements of such employee’s compensation for 2022, resulting in annual total compensation of $46,871.

•
With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2022 Summary Compensation Table.

The comparison of the annual total compensation of the median employee as described above to the annual total compensation of the CEO as reported in the “Total” column of the Summary Compensation Table included herein results in the following:
•
The annual total compensation of the median employee for 2022 was $46,871.

•
The annual total compensation of Mr. Asbury, the CEO, for 2022 was $3,326,195.

•
The ratio of the annual total compensation of the median employee to the CEO is 1:71.

This ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll records and the methodology described above. The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

PAY VERSUS PERFORMANCE

The information below describes the relationship between compensation actually paid to our CEO and other NEOs, and certain measures of financial performance, for the three years ended December 31, 2022, in accordance with Item 402(v) of Regulation S-K. Compensation actually paid, as determined under SEC requirements, does not necessarily reflect the actual amount of compensation earned by or paid to our NEOs during a covered year. For further information concerning our pay-for-performance philosophy and how we align executive compensation with our performance, refer to the Compensation Discussion and Analysis.
Year	Summary Compensation Table Total for CEO(1)	Compensation Actually Paid to CEO(2)	Average Summary Compensation Table Total for Non-CEO NEOs(1)	Average Compensation Actually paid to Non-CEO NEOs(3)	Value of Initial Fixed $100 Investment Based On:		Net Income(5) (in thousands)	Operating Return on Tangible Common Equity(6)
					Total Shareholder Return(4)	Peer Group Total Shareholder Return(4)
2022	$3,326,195	$3,391,347	$1,202,480	$1,162,202	$103.35	$116.10	$234,510	16.84%
2021	$3,193,289	$2,832,031	$1,228,964	$1,101,469	$106.14	$124.74	$263,917	18.47%
2020	$2,894,770	$2,504,942	$1,057,012	$951,036	$91.10	$91.29	$158,228	12.49%

(1)
For each year in the above table, John C. Asbury was our CEO. During 2022, our other NEOs consisted of Robert M. Gorman, Maria P. Tedesco, David V. Ring, Shawn E. O’Brien and M. Dean Brown. For 2021 and 2020, our other NEOs were Mr. Gorman, Ms. Tedesco, Mr. Ring, and Mr. Brown.

(2)
This column represents the “compensation actually paid” to our CEO for each year, determined by starting with the amount set forth in the Summary Compensation Table (“SCT”) in the column entitled “Total Compensation” for the applicable year and adjusting that amount as follows:

Adjustments to Determine Compensation “Actually Paid” to our CEO	2022	2021	2020
(Subtracts) amounts reported in the “Stock Awards” column in the SCT	$(1,381,053)	$(1,173,345)	$(1,069,929)
Adds the fair value as of the end of the covered fiscal year of all equity awards granted during such year that are outstanding and unvested as of the end of such year	$1,175,501	$920,710	$1,094,820
Adds the change in fair value (whether positive or negative) as of the end of the covered fiscal year of any equity awards granted in prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year	$125,942	$(220,858)	$(370,653)
Adds the change in fair value (whether positive or negative) as of the vesting date of any awards granted in the prior fiscal year for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year	$114,604	$112,235	$(44,066)
Adds the incremental fair value of awards modified during the year	$30,158	—	—
Total Adjustments	$65,152	$(361,258)	$(389,828)

(3)
This column represents the average “compensation actually paid” to our non-CEO NEOs for each year, determined by starting with the amount set forth in the SCT in the column entitled “Total Compensation” for the applicable year (and taking the average of those amounts for the non-CEO NEOs) and adjusting that amount as follows:

Adjustments to Determine Compensation “Actually Paid” for non-CEO NEOs	2022	2021	2020
(Subtracts) amounts reported in the “Stock Awards” column in the SCT	$(414,416)	$(455,030)	$(346,244)
Adds the fair value as of the end of the covered fiscal year of all equity awards granted during such year that are outstanding and unvested as of the end of such year	$305,739	$374,869	$354,300
Adds the change in fair value (whether positive or negative) as of the end of the covered fiscal year of any equity awards granted in prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year	$34,011	$(74,162)	$(98,219)
Adds the change in fair value (whether positive or negative) as of the vesting date of any awards granted in the prior fiscal year for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year	$25,338	$26,828	$(15,813)
Adds the incremental fair value of awards modified during the year	$9,050	—	—
Total Adjustments	$(40,278)	$(127,495)	$(105,976)

(4)
These two columns show the total shareholder return, or TSR, assuming $100 was invested on December 31, 2019 in both the Company’s common stock and our selected peer group, the KBW NASDAQ Regional Banking Index, and assumes the reinvestment of all cash dividends prior to any tax effect and retention of all stock dividends. The selected peer group and associated TSR is the line-of-business index we used for purposes of Item 201(e) of Regulation S-K.

(5)
This column provides our net income for each year presented.

(6)
This column represents the financial performance measure that we believe is the most important measure (that is not otherwise disclosed in the table) that we use to align compensation actually paid to our NEOs in 2022 with our performance. Operating return on tangible common equity, or operating ROTCE, is a non-GAAP financial measure used in our MIP. For a description of how operating ROTCE is calculated, see “Compensation Discussion and Analysis—Short-Term Incentive Compensation—Incentive Award Payouts.”

Relationship Between Pay and Performance
The relationship between compensation actually paid to our CEO and the average of the compensation actually paid to our other non-CEO NEOs and the performance measures shown in the table above is described in further detail below. As illustrated below, the compensation actually paid to our CEO and the other non-CEO NEOs, as calculated in accordance with the SEC requirements, has generally trended over the full three-year period in line with the performance measures disclosed in the table above. In addition to our financial performance, we also evaluate all elements of our NEO compensation based on qualitative factors and an evaluation of competitive compensation levels with other comparable institutions.

Relationship Between Our TSR and the Peer Group TSR
The graph below shows the relationship between our TSR and our Peer Group TSR, which is the KBW NASDAQ Regional Banking Index.

Company TSR vs. Peer Group TSR
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$0.00
2020
2021
2022
Company TSR
Peer Group TSR

Relationship Between Compensation Actually Paid and Our TSR
The graph below shows the relationship between the compensation actually paid to our CEO and the average compensation actually paid to our non-CEO NEOs and our TSR.

Compensation Actually Paid vs. Company TSR
Compensation Actually Paid
Company TSR
$4,000,000
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
$110.00
$105.00
$100.00
$95.00
$90.00
$85.00
$80.00
$91.10
$106.14
$103.35
2020
2021
2022
CEO
Average for Non-CEO NEOs
Company TSR

Relationship Between Compensation Actually Paid and Our Net Income
The graph below shows the relationship between the compensation actually paid to our CEO and the average compensation actually paid to our non-CEO NEOs and our net income.

Compensation Actually Paid vs. Net Income
$4,000,000
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
Compensation Actually Paid
$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$0
Net Income (in thousands)
$158,228
$263,917
$234,510
2020
2021
2022
CEO
Average for non-CEO NEOs
Net Income

Relationship Between Compensation Actually Paid and the Our Operating ROTCE
The graph below shows the relationship between the compensation actually paid to our CEO and the average compensation actually paid to our non-CEO NEOs and our Operating ROTCE.

Compensation Actually Paid vs. Operating ROTCE
$4,000,000
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
Compensation Actually Paid
20.00%
18.00%
16.00%
14.00%
12.00%
10.00%
8.00%
6.00%
4.00%
2.00%
0.00%
Operating ROTCE
12.49%
18.47%
16.84%
2020
2021
2022
CEO
Average for non-CEO NEOs
Operating ROTCE

Tabular List of Financial Performance Measures
We consider the following to be the most important financial performance measures used to link compensation actually paid to our NEOs, for 2022, to Company performance. The role of each of these performance measures on our NEOs’ compensation is discussed in the Compensation Discussion and Analysis above.
Performance Measures
Operating ROTCE
Net Operating Income
Operating Efficiency Ratio
Operating ROA
Total Shareholder Return Relative to the KBW NASDAQ Regional Banking Index

INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS IN CERTAIN TRANSACTIONS

We monitor certain relationships and related party transactions by requiring each director and executive officer to notify our General Counsel in advance of any potential transactions that may be considered a transaction with a related party. We have adopted a formal Related Party Transaction Policy to ensure compliance with this requirement, NYSE rules, and SEC regulations. The Related Party Transaction Policy and the charter of our Audit Committee require that the Audit Committee approve any related party transactions, as defined in Item 404 of Regulation S-K under the Exchange Act. In connection with the Audit Committee’s review, it is advised of the material facts relating to the transaction and considers, among other factors, whether it is in our best interest to engage in the transaction. In addition, each director and executive officer completes an annual questionnaire where they are expected to disclose any potential transactions with related parties.
Certain of our directors and officers and members of their immediate families, and corporations, partnerships and other entities with which such persons are associated, are customers of the Bank. As such, these persons engaged in transactions with us in the ordinary course of business during 2022 and may have additional transactions with us in the future. All loans extended and commitments to lend by the Bank to such persons have been made in the ordinary course of business upon substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons and do not involve more than the normal risk of collection or present other unfavorable features.
DELINQUENT SECTION 16(a) REPORTS

Pursuant to Section 16(a) of the Exchange Act, directors, certain officers, and beneficial owners of greater than 10% of our common stock are required to file reports with the SEC indicating their holdings of and transactions in our common stock. To our knowledge, these insiders complied with all SEC filing requirements during 2022, except that due to administrative errors at the Company, one report on Form 4 reporting two transactions was not timely filed by Messrs. Gorman, Brown and Bilko and Ms. Pfautz; two reports on Form 4 reporting an aggregate of three transactions were not timely filed by Mr. Ring and Ms. Tedesco; and a Form 4 reporting one transaction was not timely filed by Mr. O’Brien and Mses. Miller and Williams. In addition, a Form 4 reporting one transaction was not timely filed in 2021 by Messrs. Asbury, Gorman, Ring and Ms. Tedesco. In 2023, Mr. Corbin became aware of his failure to file reports on Form 4 to disclose certain phantom stock acquisitions related to voluntary deferrals of cash compensation under our Deferred Compensation Plan, resulting in an aggregate of 24 transactions that occurred on separate dates between 2019 and 2023 being reported late, and also relating to approximately 1,116 shares of our common stock that were also acquired pursuant to voluntary deferrals of cash compensation prior to 2019 that had not previously been reported.
OTHER MATTERS

As of the date of this proxy statement, the Board has no knowledge of any matters to be presented for consideration at the annual meeting other than the proposals discussed in this proxy statement. If any other matters properly come before the annual meeting, the persons named in the accompanying proxy intend to vote such proxy, to the extent entitled, in accordance with the recommendation of the Board.
DIRECTOR CANDIDATES RECOMMENDED BY SHAREHOLDERS

The Nominating and Corporate Governance Committee will consider director nominees identified by its members, other directors, our executive officers and other persons, including our shareholders. On January 27, 2023, the Board adopted a written policy setting forth the procedures that the Nominating and

Corporate Governance Committee will use in considering and evaluating director candidates recommended by shareholders. To be considered by the Nominating and Corporate Governance Committee, any recommendation by a shareholder of a candidate for director must be submitted to the committee, c/o our Corporate Secretary at Atlantic Union Bankshares Corporation, 1051 East Cary Street, Suite 1200, Richmond, Virginia 23219, by November 1 preceding the annual meeting of shareholders, and must contain the information called for by our Policy on the Consideration and Evaluation of Director Candidates Recommended by Shareholders, which includes all of the following information:
•
the name and address of the shareholder;

•
the number of shares of our stock that are owned beneficially and of record by the shareholder and candidate;

•
a recommendation that identifies the candidate, and provides (a) contact information for the candidate, (b) a detailed résumé for the candidate, and (c) a brief statement of the candidate’s qualifications to serve as a director; and

•
the written consent of the candidate to be considered by the Nominating and Corporate Governance Committee as a potential nominee and to serve as a director, if elected.

Upon the timely receipt of the required documents, the Corporate Secretary will request an autobiographical statement explaining the candidate’s interest in serving as a director, a completed statement regarding conflicts of interest, and a waiver of liability for background checks from the candidate. To assist in the Nominating and Corporate Governance Committee’s evaluation of the candidate, the Corporate Secretary may also request such additional information the Committee deems reasonably necessary to complete its evaluation. Such documents must be received from the candidate prior to December 1 preceding the annual meeting of shareholders for the Nominating and Corporate Governance Committee to evaluate the candidate and consider him or her for nomination at the next annual meeting of shareholders.
SHAREHOLDER PROPOSALS FOR OUR 2024 ANNUAL MEETING

In order for a shareholder proposal to be considered for possible inclusion in our 2024 proxy statement, it must comply with applicable requirements and conditions established by the SEC, including Rule 14a-8 of the Exchange Act, and must be received by our Corporate Secretary at the address below on or before November 22, 2023.
If you would like to submit a matter for consideration at our 2024 annual meeting (including any shareholder proposal not submitted under Rule 14a-8 or any director nomination) that will not be included in the proxy statement for the annual meeting, it must be received by our Corporate Secretary at the address below no earlier than the close of business on January 3, 2024 and no later than the close of business on February 2, 2024, assuming we do not change the date of our 2024 annual meeting by more than 30 days before or 70 days after the anniversary date of our 2023 annual meeting. Any matter, including any director nomination, must comply with our bylaws.
Finally, in addition to satisfying the foregoing requirements under our bylaws, to comply with Rule 14a-19, the SEC’s universal proxy rule, for our 2024 annual meeting of shareholders, a shareholder who intends to solicit proxies in support of director nominees, other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 by March 3, 2024.
All shareholder proposals must be received by our Corporate Secretary at Atlantic Union Bankshares Corporation, 1051 East Cary Street, Suite 1200, Richmond, Virginia 23219 by the applicable dates specified above.
VOTING AND OTHER INFORMATION

Who may vote at the annual meeting?
Only our common shareholders as of the close of business on March 8, 2023, the “record date,” are entitled to notice of and to vote at the annual meeting. As of the record date, we had 74,986,126 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote.

Holders of our depositary shares, each representing a 1/400th interest in a share of 6.875% perpetual non-cumulative preferred stock, Series A are not entitled to notice of or to vote at the annual meeting.
When and how do I vote my shares?
Shareholders of Record. If you are a shareholder of record, meaning you hold our stock directly, you may vote as follows:
Online Before the Meeting www.envisionreports.com/AUB, or at the website indicated on the materials provided by your broker	By Mail Complete, sign, date, and return your proxy card in the envelope provided
By Telephone Call the telephone number located on the top of your proxy card	Online During the Meeting Attend our annual meeting virtually by logging into the virtual meeting website and vote by following the instructions provided on the website
If you vote online or by telephone before the meeting, your proxy must be received no later than 11:59 p.m., Eastern Time, on May 1, 2023. Regardless of whether you plan to participate in the audio webcast of the meeting, we urge you to either vote online or by telephone before the meeting or sign, date, and return your proxy card. If you participate in the audio webcast, you may continue to have your shares voted as you instructed in a previously delivered proxy.
Beneficial Holders. If you are a beneficial holder, meaning you hold your shares through a bank, broker or other nominee, which is commonly referred to as holding shares in “street name,” your bank, broker or other nominee will provide you with instructions for voting your shares before the annual meeting.
If you are a beneficial owner and wish to vote your shares during the annual meeting, you must register in advance of the annual meeting. To register, you must first obtain a legal proxy from your bank, broker or other nominee, and email the legal proxy to Computershare, our transfer agent, at legalproxy@computershare.com, along with your name and email address and the number of shares of our common stock you held as of the record date. Requests for registration must include the subject line “Legal Proxy” and be received by Computershare no later than 5:00 p.m., Eastern Time, on Thursday, April 27, 2023. You will receive a confirmation email from Computershare of your registration and a control number that you can use to vote during the annual meeting.
Participants in Our Employee Stock Ownership Plan. If you participate in our Employee Stock Ownership Plan, or ESOP, and your account has investments in shares of our common stock, you must provide voting instructions to the Plan trustee (the Trustee) by internet, telephone, or proxy card for the shares to be voted according to your instructions. The deadline to provide voting instructions for shares held in the ESOP is April 27, 2023, at 3:00 p.m., Eastern time. After the applicable deadline, you will not be able to submit voting instructions or change prior voting instructions for any shares held in the ESOP. If you do not vote your shares held in the ESOP, the Trustee will vote the shares allocated to your ESOP account in the same proportion as it votes the shares of ESOP participants who have voted, subject to the Trustee’s fiduciary duties. You cannot vote your ESOP shares during the annual meeting. Your voting instructions to the Trustee will be held in strict confidence and will not be revealed to any employee or director of the Company.
What are the requirements to hold the annual meeting?
In order to hold our annual meeting, a quorum representing holders of a majority of our outstanding common stock entitled to vote must be present or represented by proxy at the meeting. We intend to include as present: shares present but not voting; shares for which we have received proxies but for which holders have abstained from voting; and shares represented by proxies returned by a bank, broker, or other nominee holding the shares.

What is a broker non-vote?
If you are a beneficial holder of shares, meaning you hold your shares in street name, your bank, broker or other nominee may vote your shares under certain circumstances. Brokerage firms have authority under stock exchange rules to vote their customers’ unvoted shares on certain “routine” matters. When a proposal is not a “routine” matter, the bank, broker or other nominee cannot vote the shares on that proposal unless they have received prior voting instructions from the beneficial owner of the shares with respect to that proposal. This inability to vote the shares in such an instance is a “broker non-vote.”
We expect that brokers will be allowed to exercise discretionary authority for beneficial owners who have not provided voting instructions ONLY with respect to Proposal 2, the ratification of the appointment of E&Y as our independent registered public accounting firm for the year ending December 31, 2023, but not with respect to any of the other proposals to be voted on at the annual meeting. Accordingly, please provide voting instructions to your bank, broker or other nominee so that your shares may be voted on all other proposals.
When a brokerage firm votes its customers’ unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the meeting.
What are the votes required to elect each director nominee and to approve the other proposals?
Proposal For Your Vote		Votes Required	Effect of Abstentions	Effect of Broker Non-Votes
1.	Election of directors	Majority of votes cast	No effect	No effect
2.	Ratification of the appointment of our independent registered public accounting firm for 2023	Majority of votes cast	No effect	Brokers have discretion to vote
3.	Approving the compensation of our named executive officers (an advisory, non-binding “Say on Pay” resolution)	Majority of votes cast	No effect	No effect
4.	Voting on the frequency of future “Say on Pay” resolutions (an advisory, non-binding “Say on Frequency” resolution)	Majority of votes cast	No effect	No effect
Proposal 1: Election of Directors: Our bylaws provide that a nominee for director in an uncontested election will be elected to our Board if the votes cast for the nominee’s election exceed the votes cast against his or her election. Abstentions from voting and broker non-votes are not treated as votes cast and are not counted for purposes of determining the election of directors. In the event that any nominee does not receive the necessary votes at the annual meeting, he or she must offer his or her resignation promptly pursuant to our Director Resignation Policy. The Nominating and Corporate Governance Committee will consider the resignation and make a recommendation to the Board as to whether to accept or reject the offered resignation, or whether to take other action. Our Board will publicly disclose its decision regarding the resignation and the basis for its decision within 90 days after election results are certified.
Other Proposals: Approval of Proposals 2 and 3 require that the votes cast in favor of each such proposal exceed the votes cast against the proposal. As Proposal 3 is an advisory vote, the Board and our Compensation Committee will consider the shareholder vote, but it will not be binding on us. For Proposal 4, there are four choices for shareholders: every year, every two years, every three years, and abstain. The choice that receives the majority of votes cast will be considered approved. As an advisory vote, our Board will consider the frequency that receives the most votes in determining whether to have an advisory “say on pay” vote every year, every two years or every three years, but the vote will not be binding on us. Abstentions from voting and broker non-votes (excluding Proposal 2, for which brokers have discretion to vote) are not treated as votes cast and are not counted in determining the outcome of any of these proposals.

All valid proxies that we receive will be voted in accordance with the instructions indicated in such proxies. As noted above, if you hold your shares in street name through a bank, broker or other nominee and you do not give voting instructions, your broker is not permitted to vote your shares on any proposal other than Proposal 2, which is the only routine proposal on the agenda. If no instructions are indicated in an otherwise properly executed proxy, it will be voted “FOR” each director nominee named in this proxy statement, “FOR” the ratification of EY as our independent registered public accounting firm for 2023, “FOR” the Say on Pay resolution and “EVERY YEAR” for the Say on Frequency resolution.
How can I revoke my proxy?
If you are a shareholder of record, you may revoke your proxy and change your vote at any time before the annual meeting. You may do this by:
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timely delivering a new valid proxy bearing a later date either by voting online, by telephone or by mail,

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timely delivering a written notice of revocation to our Corporate Secretary addressed to Atlantic Union Bankshares Corporation, 1051 East Cary Street, Suite 1200, Richmond, Virginia 23219, or

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attending the annual meeting and voting online during the meeting.

Merely attending the annual meeting will not, by itself, revoke your proxy; you must cast a subsequent vote online during the meeting. Your last valid vote that we receive before or at the annual meeting is the vote that will be counted.
If you are a beneficial holder and you hold your shares in street name through a bank, broker or other nominee and desire to revoke your proxy, you must contact your bank, broker or other nominee in order to revoke your proxy or change your vote.
ATTENDING OUR ANNUAL MEETING

Why is this year’s annual meeting being held in a virtual-only format?
In support of the convenience of our shareholders and employees, our Board has determined to hold our annual meeting solely by means of remote communication via audio webcast. This is often referred to as a “virtual annual meeting.” The webcast will allow all shareholders to join the meeting, regardless of location. We aim to provide shareholders the same rights and comparable opportunities for participation that have been historically provided at our in-person annual meetings. As with an in-person meeting, you will be able to vote and ask questions during the meeting.
How can I participate in the annual meeting?
This year’s annual meeting will be conducted via audio live webcast. All holders of our common stock are invited to attend our annual meeting.
To attend, vote, and submit questions during our annual meeting, visit https://meetnow.global/M7S5RYS and enter the control number found on your Notice of Internet Availability or on your proxy card. If you do not have a control number, you may still attend the meeting as a guest in listen-only mode, but you will not be able to vote your shares or otherwise participate in the meeting. If you are a beneficial holder that holds your shares in street name through a bank, broker, or other nominee, you must register in advance of the meeting to vote and ask questions during the meeting. To register, you must first obtain a legal proxy from your bank, broker or other nominee, and email the legal proxy to Computershare, our transfer agent, at legalproxy@computershare.com, along with your name and email address and the number of shares of our common stock you held as of the record date. Requests for registration must include the subject line “Legal Proxy” and be received by Computershare no later than 5:00 p.m., Eastern Time, on Thursday, April 27, 2023. You will receive a confirmation email from Computershare of your registration and a control number that you can use to vote during the annual meeting.
The live audio webcast of the meeting will begin promptly at 10:00 a.m., Eastern Time. We encourage you to access the meeting 15 minutes before the start time. If you experience technical difficulties, you can use the technical resources available on the virtual meeting website at https://meetnow.global/M7S5RYS or contact investor.relations@atlanticunionbank.com. If we experience technical issues in convening or hosting the meeting, we will promptly post information on the Investor Relations > Company Info > Annual Reports & Proxy section of our website at www.atlanticunionbank.com, including when the meeting will be reconvened.
Rules of conduct for the annual meeting will be available once you access the meeting webcast.
How can I ask questions?
Shareholders may submit questions either before or during the annual meeting by logging into the annual meeting using your control number and following the instructions to submit a question. We intend to respond to all questions during the meeting that are pertinent to the Company and the meeting matters, as time permits. Questions and responses may be grouped by topic and substantially similar questions may be grouped and responded to once. Shareholder questions related to personal or customer matters, that are not pertinent to annual meeting matters, or that contain derogatory references to individuals, use offensive language, or are otherwise out of order or not suitable for the conduct of the annual meeting will not be addressed during the meeting.
Will I be able to vote my shares during the annual meeting?
You will be able to vote your shares electronically during the annual meeting, except if you hold shares through our Employee Stock Ownership Plan. If you are a beneficial owner, you must first obtain a legal proxy from your bank, broker or other nominee. See “How can I participate in the annual meeting?” for additional information. Please also see “What are the votes required to elect each director nominee and approve the other proposals?” for additional information on voting. As always, we encourage you to vote your shares before the annual meeting.
ADDITIONAL INFORMATION

Solicitation of Proxies
We will bear the cost of proxy solicitation. Solicitation is being made by our Board by mail and electronic notice. If sufficient proxies are not returned in response to this solicitation, supplementary solicitations may also be made by mail, telephone, electronic communication or in person by directors, officers and employees of the Company, its subsidiaries or affiliates, none of whom will receive additional compensation for these services. We have also engaged Regan & Associates, Inc. to assist us in the solicitation of proxies for the annual meeting for a fee of approximately $22,500 plus expenses.
“Householding” of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement and annual report (with separate proxy cards for each shareholder sharing the same address) to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that your broker or us will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You may notify us by sending a written request to our transfer agent, Computershare, at the address noted below.
Shareholders who currently receive multiple copies of the proxy statement and annual report at their address and would like to request “householding” of their communications should contact their broker if they are beneficial owners or, if they are shareholders of record, direct their request to our transfer agent, Computershare, at the address noted below.
If requested, we will also promptly deliver, upon oral or written request, a separate copy of the proxy statement and annual report to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to our transfer agent, Computershare, by calling its toll-free number (866) 641-4276, or writing to them at Computershare, P.O. Box 43006, Providence, RI 02940-3006.
Annual Report to Shareholders
Our 2022 Annual Report to Shareholders, including our Annual Report on Form 10-K for the year ended December 31, 2022 (without exhibits), as filed with the SEC, is being mailed with this proxy statement to those shareholders that receive a copy of the proxy materials in the mail. For those shareholders that received the Notice of Internet Availability, this proxy statement and the 2022 Annual Report to Shareholders are available at: www.envisionreports.com/AUB. You may also obtain a copy of our Annual Report on Form 10-K, including financial statements and schedules thereto, for the fiscal year ended December 31, 2022, as filed with the SEC (without exhibits), without charge, by sending a written request to: Investor Relations at Atlantic Union Bankshares Corporation, 1051 East Cary Street, Suite 1200, Richmond, Virginia 23219. We will provide copies of the exhibits to our Annual Report on Form 10-K for the year ended December 31, 2022 upon receipt of a request addressed to Investor Relations at the foregoing address and payment of a reasonable fee.

Proposals — The Board of Directors recommend a vote FOR all the nominees listed, FOR Proposals X – X and for every X YEARS on Proposal X. 4. To vote on the frequency of future “Say on Pay” resolutions (an advisory, non-binding “Say on Frequency” resolution) Every 2 years Every 3 years Every Abstain year 01 - John C. Asbury 04 - Rilla S. Delorier 02 - Patrick E. Corbin 05 - Frank Russell Ellett 03 - Heather M. Cox For Against Abstain For Against Abstain For Against Abstain 1 U P X 07 - Thomas P. Rohman 08 - Linda V. Schreiner 06 - Patrick J. McCann 09 - Thomas G. Snead, Jr. 10 – Ronald L. Tillett 11 – Keith L. Wampler 12 – F. Blair Wimbush Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 03RMPC + + The Board of Directors of Atlantic Union Bankshares Corporation (the “Company”) recommends a vote “FOR” all nominees listed in Proposal 1, “FOR” Proposals 2 and 3 and “EVERY YEAR” on Proposal 4. The proposals are as follows: A 1. To elect twelve directors to serve until the 2024 annual meeting of shareholders: Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q 2023 Annual Meeting Proxy Card 2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023 3. To approve the compensation of our named executive officers (an advisory, non-binding “Say on Pay” resolution) To transact such other business as may properly come before the meeting or any adjournments or postponements thereof For Against Abstain For Against Abstain Online Before the Meeting - Go to www.envisionreports.com/AUB or scan the QR code — login details are located in the shaded bar below. During the Meeting - Go to https://meetnow.global/M7S5RYS You may attend the meeting via the Internet and vote during the meeting. Have the information located in the shaded bar below available and follow the instructions. Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/AUB Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada You may vote online or by phone instead of mailing this card. Votes submitted online or by phone by ESOP participants must be received by 3:00 p.m., Eastern Time, on April 27, 2023. Your vote matters – here’s how to vote!

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/AUB Annual Meeting of Shareholders to be held May 2, 2023 This Proxy is solicited by the Board of Directors of Atlantic Union Bankshares Corporation. John C. Asbury and Rachael R. Lape, or either of them (each a "Proxy" and collectively, the "Proxies"), with the full power to act alone, the true and lawful attorneys-in-fact of the signing shareholder, each with the power of substitution, are hereby authorized to represent and vote the shares of such shareholder, with all the powers which such shareholder would possess if personally present at the Annual Meeting of Shareholders of Atlantic Union Bankshares Corporation to be held on May 2, 2023 or at any postponements or adjournments thereof. Shares represented by this proxy will be voted as directed by the shareholder on the accompanying proxy. If no such directions are indicated, the Proxies will have authority to vote “FOR” all nominees listed in Proposal 1, “FOR” Proposals 2 and 3, and “EVERY YEAR” on Proposal 4. The Proxies are further authorized to vote upon such other business as may properly come before the 2023 Annual Meeting of Shareholders and any postponements or adjournments thereof in accordance with the recommendation of the Atlantic Union Bankshares Corporation Board of Directors. (Items to be voted appear on reverse side) Proxy — Atlantic Union Bankshares Corporation qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q C Non-Voting Items + + Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. Important notice regarding the availability of proxy materials for the Annual Meeting of Shareholders to be held May 2, 2023. The 2023 Proxy Statement, 2022 Annual Report to Shareholders and Form 10-K and Proxy Card are available at: www.envisionreports.com/AUB The 2023 Annual Meeting of Shareholders of Atlantic Union Bankshares Corporation will be held on Tuesday, May 2, 2023, at 10:00 a.m. Eastern Time, virtually via the Internet at https://meetnow.global/M7S5RYS To attend the virtual meeting as a shareholder and vote during the meeting, you must have a control number (i.e., the information that is printed in the shaded bar located on the reverse side of this form or provided to you by Computershare). Notice to Atlantic Union Bankshares Corporation ESOP Participants. The shares represented by this proxy include any shares allocated to your account in the Atlantic Union Bankshares Corporation 401(k) Profit Sharing Plan, which includes the employee stock ownership plan (“ESOP”). By signing and returning this proxy or following the instructions for online or telephone voting on the reverse side, you will also be voting all the shares of Atlantic Union Bankshares Corporation allocated to your ESOP account. If you do not vote the shares represented by this proxy, the trustee will vote the shares allocated to your ESOP account in the same proportion as it votes the shares of ESOP participants who have voted, subject to the trustee’s fiduciary duties. You cannot vote your ESOP shares in person at the meeting. Your voting instructions to the ESOP trustee will be held in strict confidence and will not be revealed to any employee or director of the Company.